UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CAMDEN NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

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PRELIMINARY COPY SUBJECT TO COMPLETION

Dear Shareholders:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of Camden National Corporation, which will be held on Tuesday, April 26, 2022, at 3:00 p.m., Eastern Daylight Time, (together with any adjournments or postponements thereof, the “Annual Meeting”). Due to the ongoing concerns regarding the public health impact of the coronavirus (“COVID-19”), we will be holding the Annual Meeting both in person and virtually via a live audio webcast at www.virtualshareholdermeeting.com/CAC2022. You will be permitted to attend the Annual Meeting in person at Camden National Corporation’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856, only to the extent consistent with, or permitted by, applicable law and directives of public health authorities. Given the uncertainty posed by COVID-19 and its public health impact, we encourage you to attend the Annual Meeting virtually.

The accompanying Notice of Annual Meeting of Shareholders describes matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Whether or not you are able to attend the Annual Meeting, please follow the instructions to vote online, by telephone, or by mail. Submitting your vote by proxy will not limit your right to attend the Annual Meeting. If you attend the Annual Meeting virtually or in person, you may vote if you wish to do so, which will supersede your proxy. Your vote is extremely important, so please act at your earliest convenience.

We appreciate your continued interest in Camden National Corporation.

Sincerely,

Lawrence J. Sterrs
Chair of the Board

Gregory A. Dufour
President and Chief Executive Officer

March [●], 2022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2022

TO THE SHAREHOLDERS OF CAMDEN NATIONAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), will be held on Tuesday, April 26, 2022 at 3:00 p.m., Eastern Daylight Time, at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 and virtually via live audio webcast at www.virtualshareholdermeeting.com/CAC2022 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the purpose of considering and voting upon the following matters:

(1)Election of Directors.  To elect four persons to the Company’s Board of Directors, each to serve for a term of three years and until his or her successor is elected and qualified, as more fully described in the accompanying Proxy Statement.

(2)Shareholder “Say-on-Pay.”  To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).

(3)Approval of an Amendment to the Camden National Corporation Articles of Incorporation. To approve an amendment to the Company’s Articles of Incorporation to lower the threshold necessary for shareholders to remove a director from two-thirds of the shares entitled to vote for such removal to a majority of shares entitled to vote for such removal.

(4)Approval of the Camden National Corporation 2022 Equity and Incentive Plan. To approve the Company’s 2022 Equity and Incentive Plan.

(5)Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

(6)Other Business.  To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Annual Meeting will be held at 3:00 p.m. Eastern Daylight Time on Tuesday, April 26, 2022, at the Company’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 and virtually via live audio webcast at www.virtualshareholdermeeting.com/CAC2022. Shareholders will, however, be permitted to attend the Annual Meeting in person only to the extent consistent with, or permitted by, applicable law and directives of public health authorities. Given the uncertainty posed by COVID-19 and its public health impact, we encourage you to attend the Annual Meeting virtually.

The Board of Directors has fixed the close of business on February 22, 2022 as the record date (the “Record Date”) for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Attending by virtual means: You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/CAC2022. To vote your shares or submit questions at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you do not have access to your control number, please contact Broadridge, no earlier than 30 minutes prior to the start of the Annual Meeting, at (844) 976-0738 (domestic) or (303) 562-9301 (international). If you hold your shares in a brokerage account and do not have access to your control number, neither the Company nor Broadridge will be able to provide your control number and you will need to contact your broker. If you do not enter your control number at the log-in page, you will be able to join the live audio webcast of the meeting as a guest, but you will not be able vote your shares or submit questions at the Annual Meeting.

During the Annual Meeting, we will answer questions that are submitted online by shareholders as time permits. However, we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting 15 minutes prior to the start of the Annual Meeting.

Voting by virtual means: You will be able to vote your eligible shares while attending the virtual annual meeting by following the instructions on the Annual Meeting website at www.virtualshareholdermeeting.com/CAC2022.

YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. TO VOTE YOUR SHARES, PLEASE FOLLOW THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD YOU RECEIVED IN THE MAIL. IF YOU VOTE ONLINE OR BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, WHICH WILL SUPERSEDE YOUR PROXY. IF YOU HOLD SHARES THROUGH A BROKER, CHECK THE VOTING INSTRUCTIONS PROVIDED TO YOU BY THAT BROKER.

By Order of the Board of Directors,

Ann W. Bresnahan, Secretary
March [●], 2022

PROXY STATEMENT

i

PROXY STATEMENT
TABLE OF CONTENTS
(continued)

ii

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2022

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2022 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 26, 2022 at 3:00 p.m. Eastern Daylight Time, at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting” or the “Meeting”).

The Annual Meeting will be held at 3:00 p.m. Eastern Daylight Time on Tuesday, April 26, 2022, at the Company’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856. Shareholders will, however, be permitted to attend the Annual Meeting in person only to the extent consistent with, or permitted by, applicable law and directives of public health authorities.

Due to the continued concerns regarding the public health impact of the coronavirus (“COVID-19”), shareholders are encouraged to attend the Annual Meeting via live audio webcast at www.virtualshareholdermeeting.com/CAC2022.To vote your shares or submit questions at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice your previously received. If you do not log in with your control number, you will be able to attend the Annual Meeting virtually as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.

Only shareholders of record as of February 22, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the four candidates to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 14,780,310 shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

Electronic Delivery of Proxy Materials
In connection with our Annual Meeting, the Notice of Annual Meeting of Shareholders (the “Notice of Annual Meeting”), Proxy Statement, Proxy Card and 2021 Annual Report were provided to the Company’s shareholders on March [●], 2022. On or about March [●], 2022, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials online. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. If you received such notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

Quorum and Vote Required
The holders of one-third of the total number of outstanding shares of Common Stock entitled to vote, present in person or by proxy, are required for a quorum at the Annual Meeting.

If a quorum is present at the Annual Meeting, an affirmative vote of a majority of the votes cast “for” or “against” a nominee at the Annual Meeting is required to elect each of the four director nominees. Similarly, an affirmative vote of a majority of the votes cast “for” or “against” a proposal at the Annual Meeting is required for Proposals 2, 4 and 5. The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting is required for Proposal 3.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” on each of the five proposals. The Board of Directors recommends a vote “FOR” the election of all four of its nominees for director; “FOR” approval of the compensation of the Company’s named executive officers; “FOR” the approval of the amendment to the Company’s Articles of Incorporation; "FOR" the approval of the Company’s 2022 Equity and Incentive Plan, and “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Effect of Abstentions and Broker Non-Votes.
Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The effect of abstentions and broker non-votes on each proposal to be considered at the Annual Meeting is described below.

Proposal 1 – Election of Directors. Under the Company’s Bylaws, in uncontested elections, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each director. Abstentions and broker non-votes will not count as votes cast and will not have any effect on a director’s election.

Proposal 2 – Shareholder “Say-on-Pay.” Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to approve, on an advisory basis, the compensation paid to the Company’s named executive officers. Abstentions and broker non-votes will not count as votes cast and will have no effect on the approval of this proposal.

Proposal 3 – Approval of an Amendment to the Camden National Corporation Articles of Incorporation. Under the Maine Business Corporation Act, approval of an amendment to the Company’s Articles of Incorporation requires the affirmative vote of a majority of all votes entitled to be cast. Votes to “abstain” and broker non-votes will have the same effect as a vote “against” this proposal.

Proposal 4 – Approval of the Company’s 2022 Equity and Incentive Plan. Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to approve the Company’s 2022 Equity and Incentive Plan. Abstentions and broker non-votes will not count as votes cast and will have no effect on the approval of this proposal.

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm. Under the Company’s Bylaws, the affirmative vote of a majority of votes cast at the Annual Meeting is necessary to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will not count as votes cast and will have no effect on this proposal. Brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm if they do not receive voting instructions from the beneficial owner of the shares, and there will not be any broker non-votes with respect to this proposal.

Voting
You are encouraged to submit your proxy with voting instructions promptly. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

Voting by Mail. Shareholders who wish to vote by mail may do so by requesting printed copies of the proxy materials and completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on April 25, 2022 to be counted. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not direct a vote for each proposal, your proxy will vote your shares “FOR” each of the proposals set forth in the Notice of Annual Meeting for which you do not make a selection.

The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.

Voting by Telephone or the Internet.  If you choose to vote by telephone, you may do so by calling toll-free 1-800-690-6903 (domestic and international) and following the instructions. If you choose to vote by internet in advance of the meeting, you may do so by visiting www.proxy.com and following the instructions. Instructions to vote by phone or Internet can also be found on the Notice of Internet Availability of Proxy Materials mailed to you on or about March [●], 2022. To vote by phone or Internet, you will need the control number found on your proxy card, voting instruction form or notice you previously received. If you vote by telephone or via the Internet, you need not return a proxy card, but your vote must be received by 11:59 p.m., Eastern Daylight Time, on April 25, 2022.

If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials supplied by your bank or broker.

Even if you currently plan to attend the Annual Meeting, we recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Revocability of Proxies
A proxy may be revoked at any time before it is voted at the Annual Meeting by:
•Filing a written revocation of the proxy with the Secretary of the Company, Ann W. Bresnahan, Two Elm Street, Camden, Maine 04843;
•Submitting a new signed proxy card bearing a later date or voting again by telephone or the internet (any earlier proxies will be revoked automatically); or
•Attending and voting virtually or in person at the Annual Meeting, provided that you are the holder of record of your shares.

If you hold your shares in the name of a bank, broker, or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in “street name” through a broker or bank, you may only change your vote virtually if you have access to your control number or in person if you have a legal proxy in your name from Broadridge Financial Solutions or your bank or broker.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 26, 2022:

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available free of charge at www.cacannualmeeting.com.

In addition, the Company will provide, without charge and upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2021. Requests should be directed to Camden National Corporation, Attn: Investor Relations, P.O. Box 310, Camden, Maine 04843.

Shareholders of record as of the Record Date are cordially invited to attend the Annual Meeting virtually or in person. However, the Company strongly urges you to attend virtually via a live audio webcast. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.cacannualmeeting.com.

PROPOSALS TO BE VOTED UPON AT ANNUAL MEETING

Election of Directors (Proposal 1)

The Company’s Board of Directors (the “Board”) currently consists of ten members. Under the Company’s Articles of Incorporation, the Board is divided into three classes, two classes of four directors each and a class of two directors, with one class of directors standing for election each year. At the Annual Meeting, four directors will be elected to serve for a term of three years and until each such director’s successor is duly elected and qualified. The Board has nominated for election as directors Craig N. Denekas, David C. Flanagan, Marie J. McCarthy, and James H. Page, Ph.D. For more information about our nomination procedures please see “Corporate Governance and Risk Committee” on page 25.

All of the Company’s nominees for director for the Annual Meeting are currently serving on the Board. For more information about the background of each of the Board's four nominees for director, please see “Current Board Members” on page 17.

The Company’s Bylaws require that, in uncontested elections, each director be elected by the affirmative vote of a majority of votes cast with respect to such director. In a contested election, where the number of nominees exceeds the number of directors to be elected, the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. We expect this year’s election to be an uncontested election, and that the majority vote standard will apply.

Under our Bylaws, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Corporate Governance and Risk Committee would make a recommendation to the Board, within 30 days from the date the election results are certified, about whether to accept or reject the resignation, or whether to take other action, and the Board would act on the Corporate Governance and Risk Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” ALL FOUR OF ITS NOMINEES FOR DIRECTOR.

Non-binding Advisory Vote on Compensation of the Company’s Named Executive Officers (Proposal 2)

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated under the Exchange Act.

The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of the named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

The Company has five named executive officers for 2021: Gregory A. Dufour, Gregory A. White (who resigned from the Company, effective January 3, 2022), William H. Martel, Timothy P. Nightingale and Patricia A. Rose. The Company’s compensation program is designed to attract, motivate and retain its named executive officers, who are critical to the Company’s success, by offering a combination of base salary and annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of the Company. Please see “Compensation Discussion and Analysis” beginning on page 34 for additional information about the Company’s executive compensation programs.

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders of Camden National Corporation hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

Amendment to the Company’s Articles of Incorporation (Proposal 3)

The Board has determined it is in the best interests of the Company and its shareholders to amend, and has adopted, subject to shareholder approval, an amendment to, the Company’s Articles of Incorporation (the “Articles Amendment”). Under the Maine Business Corporation Act, unless a corporation’s articles of incorporation provides otherwise, a director may be removed by the corporation’s shareholders only by the affirmative vote of at least two-thirds of the shares entitled to vote on the removal. The Articles Amendment would lower the threshold necessary for shareholders to remove a director of the Company to a majority of shares entitled to vote on the removal.

The full text of the Articles Amendment is set forth as follows:

Paragraph 2 of Exhibit A to the Articles of Incorporation of Camden National Corporation is hereby amended by adding sub-paragraph 2.1 immediately after paragraph 2:

2.1. Shareholders may remove one or more Directors of the Corporation with or without cause, provided that a Director may be removed by the Shareholders only by the affirmative vote of at least a majority of the shares entitled to vote on the removal at a special meeting at which a quorum is present that is called in the manner required by the By-laws of the Corporation and for the specific purpose of removing such Director.

If shareholders approve the Articles Amendment at the Annual Meeting, we will file with the Secretary of State of the State of Maine Articles of Amendment to the Company’s Articles of Incorporation that include the full text of the Articles Amendment, which will become effective upon acceptance of the filing.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

Approval of Camden National Corporation 2022 Equity and Incentive Plan (Proposal 4)

Our growth and future success depends on the efforts of our officers, directors and employees. We believe that equity compensation is an effective means of attracting and retaining qualified key personnel with a long-term focus on maximizing shareholder value. The term of our current stock plan expires in May 2022, the Camden National Corporation 2012 Equity and Incentive Plan, as amended (the “Expiring Plan”).

On the recommendation of our Compensation Committee, our Board has unanimously approved, and recommends that our shareholders approve, a new stock plan, the 2022 Equity and Incentive Plan (the “2022 Plan”), which will be a successor to the Expiring Plan and has a ten year term. The purpose of the 2022 Plan is to help our Company to attract, retain and motivate employees and directors who will contribute to our long-term success and to provide incentives that are linked directly to increases in share value, which will benefit all of our shareholders.

The 2022 Plan is summarized below and the full text of the 2022 Plan is attached to this Proxy Statement as Annex A. Because this is a summary, it may not contain all the information that you may consider to be important. You should read Annex A carefully before you decide how to vote on this proposal.

Why Shareholders Should Approve the 2022 Plan

Overview of Key Reasons to Approve the 2022 Plan

•Equity incentive awards are an important element of our compensation philosophy
•We expect that the proposed 500,000 share reserve under the 2022 Plan will last about 5 years and thus shareholders will be asked to vote to approve the Company’s equity and incentive plan more frequently than in the past

•Our Expiring Plan will terminate by May 1, 2022	•Failure to approve the 2022 Plan will likely result in an increased reliance on cash compensation
•Camden has a history of prudent use of its share reserve and will continue to prudently use its shares	•We engaged independent, third-party compensation consultants in the design of our 2022 Plan to incorporate current best practices

The Board has reviewed and approved the 2022 Plan and recommends shareholders vote “FOR” the proposal.

Equity Incentive Awards are an Important Element of Our Compensation Philosophy
•For the last ten years, we have made annual long-term incentive awards and other grants to our officers and employees and annual grants to our non-employee directors under our Expiring Plan, as amended and restated by our shareholders in 2015 and 2018.
•We believe that providing our officers, directors and employees with a proprietary interest in the growth and performance of our Company aligns their interests with the interests of our shareholders and enhances shareholder value.
•We also believe that a significant portion of an executive officer’s compensation should be directly linked to our performance. Consistent with this philosophy, a substantial portion of the total compensation of our CEO and other named executive officers is delivered in the form of long-term incentive awards.

Our Expiring Plan will Terminate by May 1, 2022
•The Expiring Plan will terminate on the day before May 1, 2022, the tenth anniversary of its effective date.
•We believe that making additional shares of our Common Stock available for grant in 2022 and in future years under the 2022 Plan is necessary to provide incentive opportunities to our officers, directors and employees and align their interests with the interests of our shareholders.

We Have a History of Prudent Use of Shares
As of December 31, 2021, 905,835 shares of our Common Stock remained available for grant under our Expiring Plan. As of the date of the Annual Meeting, that number will be further reduced by a maximum of 75,000 shares as a result of awards made after December 31, 2021 for annual awards, promotions and new-hires. If the 2022 Plan is approved by our shareholders, no new grants will be made under the Expiring Plan following the Annual Meeting.

In determining to adopt the 2022 Plan, we considered the following:
•Share Reserve. The Board has approved the reservation of 500,000 shares under the 2022 Plan. No new grants will be made under the Expiring Plan between December 31, 2021 and the Annual Meeting, other than the awards with respect to a maximum of 75,000 shares referenced above. Further, if the 2022 Plan is approved by our shareholders, no new grants will be made under the Expiring Plan following the Annual Meeting.
•Burn Rate. The following table provides data on our annual share usage under our Expiring Plan for the last three full fiscal years:

Fiscal Year	Shares Subject to Options	Shares Subject to Restricted Stock	Shares Subject to Unrestricted Stock	Shares Subject to Performance-Based Awards (at Stretch)	Total Awards Granted	Shares Outstanding as of December 31,	Annual Equity Burn Rate(1)
2021	—	45,886	9,127	17,822	72,835	14,739,956	0.5%
2020	—	55,007	9,923	28,766	93,696	14,909,097	0.6%
2019	—	33,994	8,774	14,186	56,954	15,144,719	0.4%
(1)    Annual equity burn rate is calculated by dividing (i) the number of shares subject to equity awards granted during the year by (ii) the number of shares outstanding at the end of the applicable year.
•Expected Duration of the Plan. The 2022 Plan will become effective as of the date of its approval if approved by the Company’s shareholders at the Annual Meeting (the “Effective Date”). Although the 2022 Plan will have a term of ten years from the Effective Date, we anticipate that based on our current grant practices the proposed share reserve under the 2022 Plan will be sufficient to meet our needs for about five years. The actual duration of the 2022 Plan’s share reserve will depend on many factors, including future grant date stock prices, participation rates, award sizes and other changes in our grant practices that may occur.
•Dilution. For calendar year 2021, the end-of-year overhang rate (calculated by dividing (1) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the sum of the number of shares outstanding at the end of the calendar year plus the sum of (1) above) was approximately 7%. Upon adoption of the 2022 Plan, the Company expects its overhang (calculated on a fully diluted basis) to be approximately 5%.

Equity Compensation Best Practice Provisions
The Company engaged the consulting services of Sullivan & Cromwell, LLP (“S&C”) and Meridian Compensation Partners, LLC (“Meridian”) to provide independent advice and help the Company consider current best practices in the design of the 2022 Plan.

The 2022 Plan has several key provisions designed to protect shareholder interests and promote effective corporate governance, including the following:
•“Double Trigger” Vesting. In connection with a change in control of the Company, a participant must also experience a qualifying termination of employment (as further discussed below) in order for the vesting of the participant’s awards to be accelerated.
•No Discounted Stock Options or SARs. Stock options and stock-settled stock appreciation rights (“SARs”) must be granted with an exercise price equal to or greater than the fair market value of a share of our Common Stock on the date of grant (except under limited circumstances related to awards assumed or substituted in connection with certain corporate transactions).
•No Repricing or Cash Buyouts. Stock options and SARs may not be repriced, exchanged for other awards, cash or other property or re-granted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares subject to the award.

•Administration by Independent Directors. Awards are administered by the Compensation Committee, an independent committee of our Board.
•Limitation on Dividend Payments. Dividends and dividend equivalents may be paid on awards subject to vesting conditions only to the extent such conditions are met. Further, participants holding stock option or SARs do not receive dividend equivalents for any period prior to the exercise of the award.
•Limitation on Director Awards. The maximum value of all awards that may be granted to a non-employee director in a single fiscal year is $750,000, inclusive of all cash compensation paid or accrued to the non-employee director during the applicable fiscal year.
•No Excise Tax Gross-Ups. The 2022 Plan does not provide for any excise tax gross-up benefits.
•No Liberal Share Counting. The 2022 Plan prohibits the recycling of shares tendered or withheld for value (specifically, shares tendered in payment of the exercise price of a stock option, shares covered by, but not issued in settlement of, stock-settled SARs, shares delivered or withheld to satisfy a tax withholding obligation on an Award, or shares repurchased on the open market with option proceeds).
•Shareholder Approval Required for Material Amendments. Shareholder approval is required for material amendments to the 2022 Plan, including any increase in the maximum number of shares of Common Stock that may be issued under the 2022 Plan.
•Clawback. Awards granted under the 2022 Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time.

Other Company policies that help align the interests of our directors and executive officers with those of our shareholders include our policies that prohibit our directors and executive officers from hedging our Common Stock, and our minimum stock ownership guidelines for our directors and executive officers. See the related discussion in the “Compensation Best Practices and Sound Governance” section above.

Expected Life of the 2022 Plan is Five Years
The 2022 Plan proposal seeks a reservation of 500,000 shares, which is expected to be sufficient for at least five years. Thus, the share reserve proposal is expected to provide shareholders with a more frequent opportunity to vote on the Company’s equity and incentive plan than in the past year.

Failure to Approve the 2022 Plan Will Likely Result in Increased Reliance on Cash Compensation
If the 2022 Plan is not approved by our shareholders at the Annual Meeting, the Expiring Plan will terminate on the day before May 1, 2022, the tenth anniversary of its effective date. As such, we may be required to significantly increase the cash component of our compensation programs for our executive officers and other employees in order to remain competitive and to appropriately compensate our executive officers and other employees. Replacing equity awards with cash awards may not only misalign the interests of our executive officers and other employees with the interests of our shareholders, it would also increase our cash compensation expense and necessitate the use of cash that we could use for other business priorities.

Summary of the 2022 Plan

Administration of the Plan. The 2022 Plan will be administered by our Board’s Compensation Committee, which, as noted above, is composed exclusively of independent directors. The Compensation Committee will have exclusive authority to select the participants to whom awards under the 2022 Plan may be granted and to determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the 2022 Plan. Subject to certain limitations specified in the 2022 Plan, the Compensation Committee may delegate its authority to one or more officers of the Company with respect to awards to participants who are not subject to Section 16 of the Exchange Act.

Eligibility. Officers, employees, independent directors and key persons (including consultants and prospective employees) of the Company and its subsidiaries will be eligible to receive awards under the 2022 Plan when designated as participants. We currently have ten executive officers and nine non-employee directors who are eligible to receive awards under the 2022 Plan. In addition, approximately 140 employees currently participate in our Expiring Plan and are expected to participate in the 2022 Plan.

Awards. The Compensation Committee may grant awards under the 2022 Plan in any one or a combination of the following forms:

•dividend equivalent rights;
•stock options
•SARs;
•restricted stock;
•restricted stock units;
•performance-based awards; and
•other stock-based or cash-based awards.

Each type of award is discussed in greater detail in “Types of Awards” below.

Authorized Shares. The 2022 Plan authorizes the issuance of up to 500,000 shares of Common Stock, plus any shares of Common Stock that are subject to outstanding awards under the Expiring Plan as of the Effective Date that subsequently cease to be subject to such awards by forfeiture or otherwise after the Effective Date.

Limitations on, and Adjustments to, Shares Issuable Through the 2022 Plan. A maximum overall limit of 500,000 shares may be issued under the 2022 Plan.

Generally, for purposes of determining the maximum number of shares of our Common Stock available for issuance under the 2022 Plan, shares that are not issued – because an award is forfeited or cancelled – will not be deemed to have been issued under the 2022 Plan. The payment of dividend equivalent rights in cash in conjunction with any outstanding awards will not be counted against the aggregate plan share limit. If shares are withheld to satisfy the exercise price of a stock option (i.e., the net exercise procedure described below) or the tax withholding obligation associated with any award, those withheld shares will not be available for reissuance under the 2022 Plan.

Proportionate adjustments will be made to all of the share limitations provided in the 2022 Plan, including shares subject to outstanding awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other relevant change to our capital structure. Further, the Compensation Committee may adjust the terms of any award to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the 2022 Plan. The Board may amend the terms of the 2022 Plan at any time, subject to the shareholder approval requirements of applicable law, the NASDAQ, and other rules and regulations applicable to the Company. In addition, under the terms of the 2022 Plan, the Company’s shareholders must approve any amendment that would effectively reprice any outstanding stock options or SARs, except as permitted by the 2022 Plan in the event of certain specified changes in the Company’s capital structure. Also under the 2022 Plan, the Company’s shareholders must approve the cancellation (i.e., “buying out”) of any “underwater” stock option or SAR in exchange for cash, other property or another award. Further, no termination, amendment, suspension, or modification of the 2022 Plan may adversely affect in any material way any previously granted award without the consent of the recipient. The Plan also prohibits the Company from granting any stock options or SARs with automatic reload features.

Term of the 2022 Plan. No awards may be granted under the 2022 Plan after April 26, 2032, which is ten years after the date it is approved by our shareholders.

Award Agreements. Awards will be subject to the terms and conditions of the 2022 Plan and may also be subject to additional restrictions imposed by the Compensation Committee and detailed in an award agreement between the Company and the participant.

Types of Awards. Each type of award that may be granted under the 2022 Plan is described below:
•Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights that entitle the grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid if the grantee had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. The Compensation Committee will determine whether such payments will be made in cash, in shares or in another form, whether they will be conditioned upon the exercise of the award to which the relate, the time or times at which they will be made and such other terms and conditions as deemed appropriate.

•Stock Options. Stock options granted under the 2022 Plan may be either ISOs within the meaning of Section 422 of the Code, or non-qualified stock options (“NQSOs”). ISOs may be granted only to employees of the Company or any subsidiary. Stock options granted under the 2022 Plan will be NQSOs if they (i) fail to qualify as incentive stock options, (ii) are granted to a person not eligible to receive ISOs under the Code, or (iii) otherwise so provide. NQSOs may be granted to persons eligible to receive ISOs and to independent directors and other key persons.

The Compensation Committee has authority to determine the terms and conditions of stock options granted under the 2022 Plan. However, the exercise price of such stock options will not be less than 100% of the fair market value of the Common Stock on the date or grant. The term of each stock option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. Stock options may be made exercisable in installments, and the exercisability of options may be accelerated upon the occurrence of certain events as determined by the Compensation Committee or from time to time at the discretion of the Compensation Committee. In the absence of such determination by the Compensation Committee, acceleration events are as set forth in the 2022 Plan. In general, unless otherwise permitted by the Compensation Committee, no stock option granted under the 2022 Plan is transferable by the optionee other than by will or by the laws of descent and distribution.

Stock options granted under the 2022 Plan may be exercised for cash or, if permitted by the Compensation Committee, by transfer to the Company (either actually or by attestation) of shares of Common Stock that are not then subject to restrictions under any Company plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the stock option exercise price of the shares being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

To qualify as ISOs, stock options must meet additional applicable federal tax requirements.
•Stock Appreciation Rights. A SAR is an award entitling the recipient to receive an amount in cash or shares of common stock of the Company, or a combination thereof, having a value equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price of the SAR, which price may not be less than 100% of the fair market value of the common stock of the Company on the date of grant (or more than the option exercise price per share, if the SAR was granted in tandem with a stock option) multiplied by the number of shares of common stock with respect to which the SAR was exercised. The Compensation Committee has the right to determine the form of payment. The Compensation Committee may award a stock appreciation right (“SAR”) either as a freestanding award or in tandem with a stock option. If a SAR is granted in tandem with a NQSO, such SAR may be granted either at or after the time of the grant of such stock option. In the case of a SAR granted in tandem with an ISO, such SAR may be granted only at the time of the grant of the stock option. SARs granted in tandem with stock options are exercisable at such time or times and to the extent that the related stock options are exercisable. Upon exercise of a SAR, the applicable portion of any related stock option is surrendered. All SARs are exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.
•Restricted Stock. The Committee may grant shares, at a purchase price determined by the Committee, of common stock to any participant subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Company through a specified vesting period. The vesting period is determined by the Committee, or, in the absence of such a determination, will be as set forth in the 2022 Plan. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her restricted stock award. Upon execution of a written instrument setting forth the restricted stock award and payment of any applicable purchase price, the participant has the rights of a shareholder with respect to the voting of the shares of restricted stock, subject to such conditions contained in the written instrument evidencing the restricted stock award. The restricted stock award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the shares of restricted stock.
•Restricted Stock Units. The Committee also may award phantom stock units as restricted stock units (“RSUs”) to participants. The RSUs are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Committee, the RSUs may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Committee, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a RSU. In the case of an election to defer cash compensation, any such election must be made no later than the last day of the tax year prior to the tax year in which the cash compensation is earned by the participant; provided, however, that in the year in which the participant first becomes eligible to make such an election, the participant may make the election no later than 30 days after initial eligibility. In the case of an election to defer a restricted stock award, such election must be made by the participant: (i) no later than the 30th day after the grant of restricted stock, and (ii) no later than 12 months in advance of the earliest date on which the restrictions could lapse.
•Performance-Based Awards. The Committee may grant Performance Share Awards to any participant that entitles the recipient to receive shares of common stock of the Company upon the achievement of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other award under the 2022 Plan. The Committee in its sole discretion will determine whether and to whom Performance Share Awards are made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.
•Other Stock-Based or Cash-Based Awards. The Committee may grant cash bonuses under the 2022 Plan. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Termination of Employment or Service. If a participant ceases to be an employee of the Company and its subsidiaries or to provide services to us for any reason, including death, disability, or retirement, the treatment of the participant’s award will be determined by the Compensation Committee and as provided for in the applicable award agreement.

Nonassignability of Awards. From and after the Effective Date of the 2022 Plan, unless otherwise provided in the applicable award agreement, awards are non-assignable by the participant other than by will or under the laws of descent and distribution or, if approved by the Compensation Committee.

Clawback Policy. Awards granted under the 2022 Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time.

Effect of Certain Transactions and Change in Control

The 2022 Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in our outstanding Common Stock by reason of a recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend or other relevant change to our capital structure.

Unless otherwise provided in an award agreement, if there has been a change in control of the Company, as defined in the 2022 Plan, and within the two-year period following the change in control a participant’s employment or service is terminated by the Company without cause or by the participant for good reason (as such terms are defined in the 2022 Plan), then upon the date of the participant’s termination of service, (1) each award granted to such participant prior to the termination of service will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (2) any shares deliverable pursuant to awards will be delivered promptly (but no later than 15 days) following such participant’s termination of service. In the case of performance-based awards for which the performance period has not ended as of the date of the change in control, the vested amount will be deemed earned at the target level and will cease to be subject to any further performance conditions but will continue to be subject to service-based vesting following the change in control in accordance with the original performance period.

If a change in control occurs, the Compensation Committee will have the authority to take a variety of actions regarding outstanding awards. Within certain time periods and under certain conditions, the Compensation Committee may:
•require that all exercisable awards be exercised by a certain date;
•require the surrender to the Company of some or all exercisable awards in exchange for a stock or cash payment for each award equal in value to the per-share change in control value, calculated as described in the 2022 Plan, over the exercise or grant price;
•arrange or otherwise provide that each outstanding award shall be assumed or a similar award shall be substituted by a successor entity or a parent or subsidiary of such successor entity substantially preserving the otherwise applicable terms;
•modify the terms of awards to add events, conditions or circumstances upon which the vesting of such awards or lapse of restrictions thereon will accelerate; and/or
•deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue after closing (as is or as adjusted).

U.S. Federal Income Tax Consequences of Awards Under the 2022 Plan

The following discussion summarizes certain United States federal income tax consequences of the issuance of the awards that may be granted under the 2022 Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of equity awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory tax provisions are subject to change, as are their interpretations, and, moreover, their application may vary in individual circumstances. This summary does not cover federal employment tax or other federal tax consequences associated with awards under the 2022 Plan, nor does it address state, local, or non-United States tax consequences. Participants who are granted awards under the 2022 Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

NQSOs, SARs, RSUs and Other Stock-Based Awards. A participant generally is not required to recognize income upon the grant of a NQSO, SAR, RSU or other stock-based award. Instead, ordinary income generally is required to be recognized on the date the NQSO or SAR is exercised or, in the case of RSU awards or other stock-based awards, upon the issuance of shares or receipt of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (i) in the case of a NQSO, an amount equal to the excess, if any, of the aggregate fair market value of the shares of our Common Stock underlying the options exercised over the aggregate exercise price, (ii) in the case of a SAR, the amount of cash or the fair market value of any shares received upon exercise, plus the amount of cash or the fair market value of any shares that were withheld in satisfaction of any applicable taxes due upon the exercise of the award, and (iii) in the case of RSU awards or other stock-based awards, the amount of cash or the fair market value of any shares received in respect thereof, plus the amount of cash or the fair market value of any shares that were withheld in satisfaction of any applicable taxes due on the vesting or payment of such awards.

ISOs. A participant is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition depend upon whether the participant holds the shares received upon exercise of an ISO for more than one year after exercise and two years after the date of grant of the option. If the participant satisfies this holding period, for regular tax purposes the participant will not realize income upon exercise of the ISO, and the Company will not be allowed an income tax deduction at any time with respect to the ISO. The difference between the exercise price and the amount realized upon disposition of the shares by the participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. If the participant fails to meet the holding period (other than by reason of death), a disqualifying disposition occurs and the participant generally recognizes as ordinary income, in the year of the disqualifying disposition, an amount equal to the excess of the fair market value of the shares at the date of exercise over the exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the participant as long-term or short-term capital gain, depending on the length of time the shares were held after the option was exercised. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the participant is generally limited to the excess (if any) of the sales price over the exercise price. In both situations, the Company’s tax deduction is limited to the amount of ordinary income recognized by the participant. Different consequences apply for a participant subject to the alternative minimum tax.

Restricted Stock. A participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. Any dividends received upon the vesting of the related restricted stock generally will be treated as compensation that is taxable as ordinary income to the recipient. If permitted by the applicable award agreement, a participant may make an election under Section 83(b) of the Code to recognize ordinary income on the date the restricted stock is granted in an amount equal to the excess (if any) of the fair market value of the shares over any amount paid for such shares.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2022 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not disallowed under Section 162(m) of the Code.

Effect of Change in Control. Under the “golden parachute” provisions of Section 280G of the Code, the accelerated vesting, exercisability or payout of awards under the 2022 Plan in connection with a change in control may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent upon the change in control in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participants may be subject to an additional 20% federal tax and may be nondeductible to the Company. The Company has entered into change in control agreements with each of its executive officers which, among other provisions, provide that, in connection with a change in control, the Company will reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to the tax imposed by Code Section 4999, but only if such reduction would result in the executive officer retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid (commonly referred to as a “net-better cutback”).

Section 409A. Certain awards under the 2022 Plan may constitute nonqualified deferred compensation under Section 409A of the Code. Such awards will be structured with the intention that they comply with, or are exempt from, Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Withholding. Awards under the 2022 Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations. If shares of Common Stock are withheld or sold to satisfy a participant’s tax withholding obligations, the participant will be treated as having received such shares for purposes of the discussion above.

New Plan Benefits

The Compensation Committee has not granted any awards under the 2022 Plan. If our shareholders approve the 2022 Plan at the Annual Meeting, the Compensation Committee will make grants of awards to officers, other employees, and non-employee directors as it deems necessary or appropriate. Certain tables above, under “Executive Officer Information,” including the 2021 Summary Compensation Table, the 2021 Grants of Plan-Based Awards Table, 2021 Outstanding Equity Awards at Fiscal Year-End, the 2021 Option Exercises and Stock Vested Table and the 2021 Nonqualified Defined Contribution Table (“DCRP”) set forth information with respect to prior awards granted to our named executive officers under our Expiring Plan.

Equity Compensation Plan Information

The following table sets forth data for the Company’s equity compensation plans aggregated by the various plans approved by the Company’s shareholders and those plans not approved by the Company’s shareholders, in each case as of December 31, 2021:

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	169,216	$1.72	905,835
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	169,216	$1.72	905,835

Recommendation and Required Vote

The Board believes that the 2022 Plan will provide a valuable benefit to the Company by enhancing its ability to attract and retain highly qualified officers and employees. Accordingly, the Board has recommended that the 2022 Plan be submitted to the shareholders at the Annual Meeting for their approval.

Our officers and other key employees have an interest in the 2022 Plan, since each may be a recipient of the awards that may be granted in the future under the 2022 Plan by the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 5)

The Board has appointed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the Company's 2022 fiscal year. Representatives of RSM are expected to attend the Annual Meeting. The representatives are expected to be available to respond to questions and will have an opportunity to make a statement, if they desire to do so.

The Company is asking shareholders to ratify the selection of RSM as its independent registered public accounting firm because it believes it is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain RSM, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and shareholders.

Services Rendered by and Fees Paid to Independent Registered Public Accounting Firm.  The following table describes the services rendered by RSM and fees paid for such services by the Company for the years ended December 31, 2021 and 2020.

	For the Year Ended December 31,
Type of Fee	2021	2020
Audit Fees(1)	$451,900	$530,650
Audit-Related Fees(2)	8,000	8,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
(1)The aggregate fees for professional services rendered for the audit of the Company’s annual financial statements in compliance with the Sarbanes-Oxley Act of 2002 (“SOX”), internal control reporting under Section 404 of SOX, review of financial statements included in the Company’s Form 10-Qs, consent procedures, and audit requirements for the U.S. Department of Housing and Urban Development for supervised mortgagees.
(2)The aggregate fees for assurance and related services rendered related to the performance of the audit or review of the Company’s financial statements. These services related primarily to the audit of the Company’s Uniform Single Attestation Program for Mortgage Bankers.
(3)The aggregate fees for professional services rendered for tax compliance, tax audit assistance, tax advice and tax planning. There were no such tax services rendered for the years ended December 31, 2021 and 2020.
(4)There were no other services rendered for the years ended December 31, 2021 and 2020.

The Audit Committee of the Board pre-approved all services provided by the principal accountant during the years ended December 31, 2021 and 2020. Each service to be provided by the principal accountant is presented for pre-approval at the Audit Committee’s regular meeting.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5.

Other Matters

The proxy also confers discretionary authority with respect to any other business which may come before the Annual Meeting, including rules for the conduct of the Meeting. The Board knows of no other matter to be presented at the Meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the Meeting.

COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY

We are aware that our success allows us to be able to have a positive impact on our customers, our employees, the communities in which we operate and the planet. We are dedicated to giving back to our communities, fostering a workplace with diversity and inclusion, sustaining the environment and practicing sound ethics. These practices help to support our profitable and responsible growth, retain skilled and dedicated employees and promote our brand in the communities we serve. We prepared our inaugural Environmental, Social and Governance (“ESG”) Report in early 2020. You can read our ESG Report for 2021 and 2020, and information on our other related initiatives under the “About — Investor Relations” tab at www.CamdenNational.com. Our ESG Reports and our website are not a part of, or incorporated by reference in, this proxy statement for any purpose.

BOARD OF DIRECTOR AND CORPORATE GOVERNANCE INFORMATION

Current Board Members
Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for at least the last five years. The ages of the board nominees and continuing directors have been presented as of December 31, 2021. Camden National Bank (the “Bank”) is a wholly-owned subsidiary of the Company.

		First Year Elected or Appointed as Director of the:
Name	Age	Company	Bank	Term Expires
Craig N. Denekas	57	2017	n/a	2022
David C. Flanagan	67	2005	1998	2022
Marie J. McCarthy	53	2018	2018	2022
James H. Page, Ph.D.	69	2008	n/a	2022
Robin A. Sawyer, CPA(1)	54	2004	2018	2023
Lawrence J. Sterrs	68	2015	2016	2023
Ann W. Bresnahan	70	1990	1990	2024
Gregory A. Dufour(2)	61	2009	2004	2024
S. Catherine Longley	67	2014	n/a	2024
Carl J. Soderberg	59	2015	2015	2024

(1)Ms. Sawyer served as a director of the Company from 2004 until her resignation in 2017. She was reappointed as a Director in 2018.
(2)Mr. Dufour serves as the President and Chief Executive Officer (“CEO”) of the Company and the Bank.

There are no arrangements or understandings between any director or any other persons pursuant to which any of the above directors has been selected as a director or nominee for director. There are no “family relationships” between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, as the SEC defines that term.

Board Nominees

Craig Denekas, 57
Director of Camden National Corporation since 2017
Camden National Corporation Committees:	Career Highlights:
• Audit Committee	• Trustee, Chairman and CEO of the Libra Foundation
• Capital Planning Committee	• Director and Shareholder of Perkins, Thompson
• Corporate Governance and Risk Committee

Experience and Qualifications: Mr. Denekas serves as Trustee, Chairman and Chief Executive Officer of the Libra Foundation, Portland Maine. This is a private grant-making charitable foundation with a mission of maintaining a balance and diversity of giving throughout the state of Maine and across all populations. In addition to traditional grant-making, the Foundation takes an innovative approach to its investing by establishing or acquiring businesses such as the Pineland Farms family of companies to create sustainable businesses and employment opportunities for Maine citizens. Prior to joining the
Libra Foundation in 2001, where he served in multiple leadership positions before his appointment as Chief Executive Officer, Mr. Denekas was a director and shareholder at the law firm of Perkins, Thompson in Portland for over a decade. While at the firm, Mr. Denekas focused on corporate acquisitions, business law, real estate and commercial lending. Mr. Denekas’ legal background and his ongoing executive role for a substantive foundation, supports his strong contributions to the Board, Audit Committee, Corporate Governance and Risk Committee and Capital Planning Committee from strategic, governance, and statewide business perspectives, and Mr. Denekas provides expertise on organizational growth and development. Mr. Denekas has served as a Trustee and on various boards of directors including the Barbara Bush Foundation for Family Literacy based in Florida and the Fisher Charitable Foundation of Maine, and was past Chairman of the Board of Trustees of Maine Public Broadcasting.

David C. Flanagan, 67
Director of Camden National Corporation since 2006
Camden National Corporation Committees:	Career Highlights:
• Compensation Committee Chair	• President, Viking Lumber (A family-owned lumber and building supply business)
• Audit Committee
• President, Pine Tree Products (A small custom sawmill)
Other Directorships:
• Camden National Bank

Experience and Qualifications: Mr. Flanagan is President of Viking Lumber, Inc. a family-owned lumber and building supply business with ten locations in mid-coast Maine. Since the early 90s, Viking Lumber has doubled its locations through six transactions including both de novo and acquisition activity, substantively increasing its business footprint and company size, which uniquely positions Mr. Flanagan to support to the Company in its mergers and acquisitions activity. Mr. Flanagan’s company currently has 200 employees and his direct experience with employee relations matters contributes to his role as the Chair of the Compensation Committee. Through Mr. Flanagan’s knowledge of the Maine market, as well as his leadership experience growing a strong business, he provides the Board with an important resource for corporate strategy, acquisition thought leadership and an understanding of the construction and business climate within the Maine market. Mr. Flanagan’s strong industry knowledge contributes to his role on the Bank’s Directors’ Loan Review Committee. Mr. Flanagan currently serves on the Board of Directors of, and is the Treasurer for, the Coastal Healthcare Alliance, a subsidiary of Maine Health.

Marie McCarthy, 53
Director of Camden National Corporation since 2018
Camden National Corporation Committee Membership:	Career Highlights:
• Compensation Committee	• Chief Operations Officer, L.L. Bean
• Technology Committee
Other Directorships:
• Camden National Bank

Experience and Qualifications: Ms. McCarthy is Chief Operations Officer at L.L.Bean, and has been with L.L. Bean since 1993. Working primarily in human resources throughout her career, Ms. McCarthy’s role with L.L. Bean has evolved in recent years to include current oversight of Operations, including Fulfillment, Returns, Manufacturing, Customer Satisfaction, and Corporate Facilities and Real Estate. Ms. McCarthy is a member of L.L. Bean’s Investment Committee and Benefits Committee, Retail Real Estate Committee (that governs store selection/construction), and Corporate Real Estate Committee (that oversees all corporate holdings). She has also been a Sponsor of L.L. Bean’s Diversity, Equity, and Inclusion efforts. In her leadership role at L.L. Bean, Ms. McCarthy supports over 3,500 employees and is well versed in all of the challenges that organizations face in hiring, developing and retaining talent in today’s competitive work environment. She is also responsible for managing extensive operations that serve L.L. Bean’s customers worldwide. Ms. McCarthy’s background provides her with experience in strategic planning, customer experience, and distribution operations, along with extensive understanding of the people issues companies face. Ms. McCarthy contributes to the Board by sharing her national and global perspective, strong management and organizational skills and thought leadership. She brings her experience and knowledge of how technology affects business operations, processes and change management to her role on the Technology Committee. Additionally, with her extensive human resources experience, she provides significant insights and support to the Compensation Committee. Ms. McCarthy currently serves on the Board of Directors of Maine Health, and the Board of Directors of the Olympia Snowe Women’s Leadership Institute, and has shared her talents with a number of other nonprofit organizations over the years.

James H. Page, Ph.D., 69
Director of Camden National Corporation since 2008
Camden National Corporation Committee Membership:	Career Highlights:
• Technology Committee Chair	• Chancellor Emeritus, The University of Maine System
• Compensation Committee	• Former CEO of James W. Sewall Company (A consulting services business focused on forestry, engineering and geographic information management.)

Experience and Qualifications: Dr. Page currently consults nationally on a range of higher-education issues. Dr. Page is Chancellor Emeritus of the University of Maine System including its seven campuses, law school, and associated programs and facilities. Dr. Page’s experience as Chancellor uniquely positioned him to understand many of the challenges of the State of Maine. He also oversaw a significant number of employees, handled contract negotiations and dealt with a diverse number of geographic locations and the many challenges that operating a large entity faces. Dr. Page’s extensive expertise in education and business equip him with the ability to contribute invaluable insight, strategic thought leadership and broad perspective to Board discussions, along with strong expertise in human resources oversight to provide valuable insights to the Compensation Committee. Dr. Page’s background in technology as the former CEO of James W. Sewall Company provides diverse technology skills, as well as business acumen, which support his role as Chair of the Company’s Technology Committee. Dr. Page is recognized as a leader throughout Maine, and he provides his talents to many other Maine organizations by serving in board leadership roles. Dr. Page has received many awards for his professional and civic activity over the years.

Continuing Directors
Ann W. Bresnahan has been a full-time volunteer and civic leader since 1970. Ms. Bresnahan has served as trustee of PenBay Healthcare since 2005, where she served as Trustee as well as a member of the Investment Committee and PenBay Physicians and Associates Committee. She is a past chair of PenBay Healthcare Foundation and recently joined the Coastal Healthcare Alliance board and will serve as chair of its development committee. Ms. Bresnahan is co-chair of the current capital campaign for the PenBay Waldo Foundation and she also sits on the Maine Medical Center campaign cabinet. She is currently Treasurer and board member of Partners for Enrichment.

Gregory A. Dufour has served as President and CEO of the Company since January 2009. Mr. Dufour joined the Company in April 2001 as Senior Vice President of Finance. In August 2002, he assumed additional responsibility for Operations and Technology until December 2003. In January 2004, Mr. Dufour was named Chief Banking Officer for the Company and President and Chief Operating Officer for Camden National Bank, and in January 2006, he became President and CEO for Camden National Bank. He also serves on the Board of Directors of Camden National Bank. Prior to joining the Company, Mr. Dufour was Managing Director of Finance and a member of the Executive Operating Group for IBEX Capital Markets in Boston, Massachusetts. In addition to his experience at IBEX, Mr. Dufour held various financial management positions with FleetBoston Corporation and its affiliates, including Vice President and Controller of Debt Capital Markets, Controller of Investment Banking and Banking Group Controller. Mr. Dufour has served in various volunteer capacities on numerous community-related organizations and currently serves as trustee of Coastal Healthcare Alliance system in Rockport, Maine and as trustee and chair of the board of Maine Health in Portland, Maine.

S. Catherine Longley is currently the Executive Vice President and Chief Operating Officer of The Jackson Laboratory, in Bar Harbor, Maine, a position she has had since July 2018. She previously served as Vice President and Chief Financial Officer of The Jackson Laboratory beginning in August 2016. Prior to joining The Jackson Laboratory, Ms. Longley served as the Senior Vice President for Finance & Administration and Treasurer at Bowdoin College in Brunswick, Maine. Prior to joining Bowdoin College, Ms. Longley served as the commissioner of the Maine Department of Professional and Financial Regulation in the cabinet of former Governor Angus S. King, Jr. Ms. Longley previously practiced law at Verrill in Portland, Maine, where she served as a partner in the corporate law department. Ms. Longley has served on various boards, including insurance company and non-profit organizations.

Robin A. Sawyer, CPA is currently the owner of a consulting firm, where she provides contract CFO services to companies in need of interim financial assistance. Previously, Ms. Sawyer served for five years as Vice President of Corporate Finance and Corporate Comptroller at WEX Inc., prior to her retirement in 2018. Before joining WEX Inc., Ms. Sawyer spent more than ten years as Vice President and Corporate Controller at Fairchild Semiconductor International, Inc. She is the former Director of Financial Planning and Reporting at Cornerstone Brands, Inc., and she formerly worked at Baker, Newman & Noyes, LLC and its predecessor firm of Ernst & Young. Until June 2021, she served on the board of directors of the Gulf of Maine Research Institute, where she was Treasurer, Chair of the Finance Committee, and a member of the Executive Committee, as well as, on the board of their subsidiary, Gulf of Maine Properties, Inc.

Carl J. Soderberg is currently the President of Soderberg Company, Inc., a construction firm that has been in business for over 50 years, which he has led since 1992. He has served on numerous boards including as past director of The Bank of Maine and First Citizens Bank, where he also served as Vice Chairman from 2005–2007 and as a member of the Loan and Audit Committees of the board of directors from 1996–2007, and as a member of the University of Maine Presque Isle Foundation Executive committee. Mr. Soderberg is currently on the Board of Directors of Cary Medical Center and also serves as a member of the Strategic Planning Committee and as the Chairman of the Finance Committee. He also serves as a Director for the Bigrock Mountain ski area and Northern Skiers Club.

Lawrence J. Sterrs has served as the chair of the board of directors of UniTek, Inc. and its telecom subsidiary, UniTel, Inc. since 1994. Mr. Sterrs formerly served as the Chief Executive Officer of both companies until 2003, and, since that time has continued to serve as Vice President of both companies. Mr. Sterrs began his 49-year telecom career working with ConTel Corporation across the Northeast where he held executive leadership positions in network design and planning, legislative and regulatory strategy, and project and operations management. After leaving ConTel Corporation as Assistant Vice President, Mr. Sterrs worked at the accounting and consulting firm of BerryDunn as manager of telecommunications consulting where he specialized in telecom mergers, acquisitions and regulatory and legislative strategy development. Mr. Sterrs has been appointed by several Maine Governors to various task forces and steering committees, and has served as the vice-chair of the Maine Telecommunications Infrastructure Steering Committee. Mr. Sterrs is also the Chairman and CEO of the Unity Foundation, a public charity which invests in building the capacity of nonprofits that serve both local Maine communities and statewide needs. Mr. Sterrs currently serves on several boards in both the for-profit and non-profit areas.

Director Qualifications and Experience
The following table identifies the specific experience, qualifications, attributes, and skills that led to the conclusion by the Board that each director nominee should serve as a director of the Company. The table identifies the specific experience, qualifications, attributes, and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. Other than directors nominated for election at the Annual Meeting, the Corporate Governance and Risk Committee and the Board did not currently evaluate whether these directors should serve as directors, as the terms for which they have previously been elected continue beyond the Annual Meeting. This information supplements the biographical information previously provided. In addition to the information presented regarding each person’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its shareholders.

Director Qualifications and Experience Table

	Bresnahan	Denekas	Dufour	Flanagan	Longley	McCarthy	Page	Sawyer	Soderberg	Sterrs
Gender
Male	—	X	X	X	—	—	X	—	X	X
Female	X	—	—	—	X	X	—	X	—	—
Business Experience
General Business Acumen	X	X	X	X	X	X	X	X	X	X
Financial Services Industry Knowledge	X	—	X	X	X	—	X	X	X	X
Experience in Managing Growth	—	X	X	X	X	X	X	X	X	X
Experience in Organization Development	X	X	X	X	X	X	X	X	X	X
Executive Experience & Knowledge	X	X	X	X	X	X	X	X	X	X
Financial Service Experience	—	—	X	—	X	—	—	X	X	—
Audit, Compensation or Corporate Governance Experience	X	X	X	X	X	X	X	X	X	X
Regulatory Experience	—	—	X	—	X	—	—	X	X	X
Large Shareholder Relationship Experience	—	—	X	—	X	—	—	X	—	—
Well Connected to the Community	X	X	X	X	X	X	X	X	X	X
Professional Experience	X	X	X	X	X	X	X	X	X	X
Collegiality	X	X	X	X	X	X	X	X	X	X
Industry Experience
Accounting	—	X	X	—	X	—	—	X	X	X
Merchandising	—	—	—	X	—	X	—	—	X	—
Insurance	—	—	—	—	X	—	—	—	—	—
Technology & Cybersecurity	—	—	X	—	—	X	X	—	—	X
Asset Management	X	X	X	—	—	—	—	—	—	X
Community Relations	X	X	X	X	X	X	X	X	X	X
Law	—	X	—	—	X	—	—	—	—	—
Management	—	X	X	X	X	X	X	X	X	X

Board Statement on Diversity, Equity and Inclusion
The Company and its Board are committed to creating an environment of diversity, equity and inclusion (“DEI”) throughout the organization. The Governance and Risk Committee has been appointed by the Board to oversee the Company’s response to DEI -related social matters, including development of policies, procedures and actions to promote a diverse work environment at Camden National Corporation.

During 2021, through the work of the Governance and Risk Committee, the Board issued the following Diversity Statement:

Camden National Corporation Board Diversity Statement

The Company values the benefits that diversity can bring to its Board of Directors. A diverse board reflects a variety of important perspectives in the boardroom, ultimately resulting in more informed decision making. Accordingly, in identifying potential nominees, the Governance and Risk Committee also considers whether a particular candidate adds to the overall diversity of the Board. The Committee seeks nominees with a broad diversity of experience, areas of expertise, professions and perspectives including, but not limited to, diversity with respect to age, race, ethnicity, gender, gender expression, and sexual orientation. The Committee will ensure that it will employ a variety of strategies to help develop a diverse candidate pool from which director nominees are selected.

Please refer to the “Corporate Governance and Risk Committee” section beginning on page 25 for a description of how the Corporate Governance and Risk Committee considers diversity when assessing potential director nominees.

The Company and the Board have been focused on attaining a high level of gender diversity. As of December 31, 2021, 40% of the Company’s Board of Directors and 50% of its executive management team (defined as all employees with the title of President and CEO and Executive Vice President, including the Senior Vice President, Chief Human Resources Officer) were women. In addition, as of December 31, 2021, the Company met NASDAQ’s board diversity objectives.

Board Diversity Matrix as of December 31, 2021
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclosure Gender
Part I: Gender Identity
Directors	4	6	─	─
Part II: Demographic Background
African American or Black	─	─	─	─
Alaskan Native or Native American	─	─	─	─
Asian	─	─	─	─
Hispanic or Latinx	─	─	─	─
Native Hawaiian or Pacific Islander	─	─	─	─
White	4	6	─	─
Two or More Races or Ethnicities	─	─	─	─
LGBTQ+	1
Did Not Disclose Demographic Background	─

Corporate Governance Information
We operate within a comprehensive plan of corporate governance for the purpose of defining director independence, assigning Board responsibilities, setting high standards of professional and personal conduct for directors, officers, and employees, and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. The Board has adopted a set of Corporate Governance Guidelines that provides additional information on board governance- related matters. The Board has also adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, employees and officers. The Code of Conduct covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Conduct. In addition, the Company has adopted a Code of Ethics for Financial Officers, which applies to our CEO, CFO, Corporate Controller, Treasurer, and all other officers of the Company in Finance. You can review our Corporate Governance Guidelines. Code of Business Conduct, and Ethics and Code of Ethics for Financial Officers on our website located under the “About — Investor Relations” tab at www.CamdenNational.com. Any material amendments to either of these documents, or waivers of the Code (to the extent applicable to any of our directors or executive officers), will be disclosed promptly under the “About — Investor Relations” tab at www.CamdenNational.com.

The Board and its Committees oversee:
•Management’s development of the Company’s multi-year strategic plan and the annual financial operating plan, and monitoring the implementation and progress of these plans.
•Our Company’s practice of high ethical standards and management’s implementation of effective policies and practices to protect the reputation and assets of the Company.
•Our audit functions and SOX program, our independent registered public accounting firm, and the integrity of our financial statements.
•Our Company’s creation and administration of appropriately designed compensation programs and plans.
•Management’s identification, measurement, monitoring and control of the Company’s material risks, including: Capital; Compliance and Legal; Interest Rate; Liquidity; Market; Operational; People and Compensation; Reputation; Strategic Alignment; Technology, including cybersecurity; and Vendor and Third Party.

    Other Responsibilities of the Board and its Committees Include:
•Overseeing succession planning for our Board, CEO and other key executive management.
•Completing an annual formal self-evaluation of our Board.
•Identifying and evaluating director candidates and nominating qualified individuals to serve on our Board that reflect a diversity of experience, areas of expertise, perspectives, and characteristics.
•Overseeing the Company’s engagement with, and disclosure to, shareholders and other parties regarding ESG matters.

•Reviewing our CEO’s performance and approving the total annual compensation of our CEO and other executive officers.

Leadership Structure
The leadership structure of the Company is determined by the Corporate Governance and Risk Committee. The Corporate Governance and Risk Committee proposes director nominees to the Board for election by the shareholders, including any management directors. Except for the CEO of the Company, all directors of the Company are “independent” directors. The Chair of the Board is an independent director and, in accordance with the charter of the Corporate Governance and Risk Committee, serves as the Chair of the Corporate Governance and Risk Committee. The current policy of the Board is that the offices of the Chair of the Board and CEO should be separate and the Chair of the Board should be selected from among the independent directors. Management directors do not serve as Chairs of any of the Board’s Committees nor do they participate in the Corporate Governance and Risk Committee or Compensation Committee meetings unless by invitation of the committee chair. Upon our CEO's retirement from his/her management role, he or she shall also offer to tender to the Board his or her resignation as a member of the Board effective immediately concurrent with the retirement. The Corporate Governance and Risk Committee is required to evaluate the appropriateness of the former CEO’s continued service on the Board in light of the new circumstances, including any impact to the independence of the Board as a whole, and then recommend to the Board whether the Board should accept the resignation. The Corporate Governance and Risk Committee nominates the Chair and, if appropriate, Vice Chair roles for election by the entire Board. The independent directors meet in executive session periodically to ensure that there is adequate oversight of management and to ensure that there is ample time to assess the Company’s activities separate from management.

Shareholder Communication with the Board
Our shareholders may communicate directly with the members of the Board by writing directly to those individuals c/o Camden National Corporation at the following address: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual director.

Shareholder Director Nominations
Nominations for election to the Board may be made by any shareholder of the Company. Such nominations must be made in writing and delivered or mailed to the Secretary of the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice is required to set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder must furnish (a) as to the nominating shareholder and the beneficial owner, if any, on whose behalf the proposal is made the name and residence address of the nominating shareholder; and (b) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these requirements, and may instruct the inspector of election to disregard all votes cast for such nominee. If a shareholder should propose a candidate, we anticipate that the Corporate Governance and Risk Committee would evaluate that candidate on the basis of the criteria noted above and under “Corporate Governance and Risk Committee” on page 25. For additional information, please refer to Section 2.1 of our Bylaws and to “Shareholder Proposals for Next Annual Meeting” below.

Shareholder Proposals for Next Annual Meeting
Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2023 Annual Meeting of Shareholders must be received by the Company by November [●], 2022. Shareholder proposals must also comply with the requirements as to form and substance established by the SEC for a proposal to be included in the proxy statement and form of proxy. Shareholders may also propose business to be brought before an annual meeting pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder’s notice to nominate a director for election, or to propose business to be considered by the shareholders, at the 2023 Annual Meeting of Shareholders must be received by the Company no earlier than December 27, 2022 and no later than January 26, 2023.

Director Attendance at Meetings of the Board and its Committees and Annual Shareholder Meeting
During 2021, the Board held twelve regular meetings and three special meetings. Each of the directors attended over 90% of the total number of meetings of the Board and the committees of the Board on which he or she served during the year. Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of shareholders, we expect that our directors will attend the Annual Meeting, even though we recognize that directors occasionally may be unable to attend for personal or professional reasons. In 2021, all directors attended the annual meeting of shareholders.

The Board has five standing committees: Corporate Governance and Risk Committee, Audit Committee, Compensation Committee, Capital Planning Committee, and Technology Committee. The following table sets forth the members of the Board and the committees of the Board on which they serve:

Name of Director	Corporate Governance and Risk	Audit	Compensation	Capital Planning	Technology
Non-Employee Directors:
Ann W. Bresnahan	Member	Member	—	—	—
Craig N. Denekas	Member	Member	—	Member	—
David C. Flanagan	—	Member	Chair	—	—
S. Catherine Longley	—	Chair	—	Member	—
Marie J. McCarthy	—	—	Member	—	Member
James H. Page, Ph.D.	—	—	Member	—	Chair
Robin A. Sawyer, CPA	—	—	Member	Chair	—
Carl J. Soderberg	Member	—	—	—	—
Lawrence J. Sterrs	Chair	—	Member	—	Member
Employee Director:
Gregory A. Dufour	—	—	—	Member	Member

Corporate Governance and Risk Committee
The Company believes that a key element of effective risk management is strong corporate governance, and, accordingly, has combined the oversight of these areas in a single committee, the Corporate Governance and Risk Committee. This committee oversees the annual evaluation of the Board, management and Board committees; oversees the Company’s risk management program; oversees engagement with, and disclosure to, shareholders and other parties regarding ESG matters and reviews the adequacy of the Company’s Articles of Incorporation and Bylaws, Code of Business Conduct and the Corporate Governance Guidelines. The Company maintains many of its corporate documents on its website for public viewing, which can be located on the “About — Investor Relations” tab at www.CamdenNational.com.

The Corporate Governance and Risk Committee also assists the Board by identifying and recommending individuals qualified to serve as directors of the Company, and as chairs and members of committees of the Board. The Corporate Governance and Risk Committee is responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers, and employees and an annual evaluation to determine whether the Board and its committees are functioning effectively.

The Corporate Governance and Risk Committee expects to identify nominees to serve as directors of the Company primarily by considering recommendations made by directors, management, and shareholders. The Corporate Governance and Risk Committee considers and evaluates all director candidates recommended by our shareholders in accordance with the procedures set forth in the Corporate Governance and Risk Committee’s charter, including by submitting with any recommendation supporting information outlined in the charter. A shareholder who wishes to recommend a director candidate for consideration by the Corporate Governance and Risk Committee may do so by submitting such recommendation and required supporting information to the Secretary of the Company at Two Elm Street, Camden, Maine 04843, who will forward all recommendations to the Corporate Governance and Risk Committee.

To be considered by the Corporate Governance and Risk Committee, all shareholder recommendations for director candidates must be submitted to the Secretary of the Company not less than 120 calendar days prior to the first anniversary of the date on which the Company’s proxy statement was mailed to shareholders in connection with the previous year’s annual meeting.

To date, the Corporate Governance and Risk Committee has not engaged any third parties to assist in identifying candidates for the Board. In general, the Corporate Governance and Risk Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board. The Corporate Governance and Risk Committee’s charter provides that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities. In addition, the Board should reflect a diversity of experience, areas of expertise, perspectives, and characteristics, including, but not limited to, diversity with respect to age, race, ethnicity, gender, gender expression, and sexual orientation. To fulfill these expectations, the Corporate Governance and Risk Committee’s charter requires the Corporate Governance and Risk Committee to consider the value of diversity on the Board, including in all of the above forms, in selecting director nominees. The charter also requires any director nominee to meet the following minimum criteria:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.
•Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.
•Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company's stockholders and to fulfill the responsibilities of a director.

In identifying and evaluating proposed director candidates, the Corporate Governance and Risk Committee may consider, in addition to the minimum qualifications and other criteria outlined above, any facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board. The Corporate Governance and Risk Committee’s charter prohibits the Corporate Governance and Risk Committee from discriminating against any nominee on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The Company regards diversity on our Board as fundamental to strong corporate governance and diversity in our management team and workforce as a whole as essential to serving our customers and communities. Currently, women comprise 40% of the Board, 20% of the named executive officers, and 50% of the executive management team.

The Corporate Governance and Risk Committee also oversees risk management practices for the Company. The Corporate Governance and Risk Committee reviews the Company’s Risk Appetite Statement and Risk Management Policy annually, and the Company’s Risk Assessment Process semi-annually. The Corporate Governance and Risk Committee then recommends the policy to the Board for approval. It is the intent of the Company and the Board to ensure, through this policy, which identifies our major areas of risk, and related policies, procedures and programs to manage those risks, that it has a sound enterprise risk management (“ERM”) program that identifies, measures, monitors, mitigates, and controls risk in the Company’s systems, processes, and people. Direct oversight and responsibility for the Company’s Risk Management Program is delegated to the Executive Vice President (“EVP”) of Enterprise Risk Management and Chief Risk Officer (“CRO”), who is a member of executive management. This structure reflects the Company’s commitment to risk management. The EVP of Enterprise Risk Management and CRO reports to the President and CEO of the Company and provides reports and serves as management’s liaison to both the Corporate Governance and Risk Committee and the Audit Committee. The Company’s Risk Management Program is designed to provide sufficient information to management and the Board to assist them in properly and adequately evaluating the Company’s compliance with the Risk Management Program.

In addition, information security, including cybersecurity, is a high priority for the Company, and its importance has been highlighted by numerous, highly publicized events in recent years that include cyberattacks, and more recently ransomware and phishing attempts, against financial institutions. The Board, through the various Board and management committees, actively oversees the management of risks related to cybersecurity through the following oversight:
•The Corporate Governance and Risk Committee has oversight of the ERM program, which includes overseeing the completion of the Company’s semi-annual Risk Assessment Process, reviewing the Company’s Risk Appetite Statement, Risk Management Policy, and overseeing the ongoing monitoring and reporting through the ERM program. This committee, as part of its risk oversight, reviews the Company’s cyber insurance policy and coverage levels annually.
•The Audit Committee has oversight of the monitoring and testing of the Company’s information security-related activities and internal controls governing information technology. The Company ensures that there is annual information security training and there is robust ongoing employee testing, the results of which are reported to the Audit Committee.

•The Technology Committee is responsible for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and to reasonably assure that adequate planning, resources, and investment are dedicated to technology that helps to fulfill the Company’s overall strategic objectives.
•The Management ERM Committee oversees the Company’s management of all business risks, including those related to cybersecurity, to reasonably assure that the Company manages risks effectively and makes well-informed decisions, while in pursuit of achieving acceptable returns. The foundation of the ERM program is the enterprise-wide framework that identifies and monitors the Company’s risk appetite; business strategy and risk coverage; governance and policies; risk data and infrastructure; measurement and evaluation; control environment; risk response and mitigation; and stress testing.
•The Management Disclosure Committee oversees the Company’s financial reporting, including its control environment and infrastructure under the Sarbanes-Oxley Act. The Management Disclosure Committee discusses any cybersecurity incidents at least quarterly, and consider the need for any related disclosure. There were no known cybersecurity breaches during 2021.
•The Cybersecurity Incident Response Team ("CSIRT") is responsible for defining and carrying out the Company's approach to incident monitoring, detection, response, and reporting. The CSIRT is a management-level team and is directed under the Company’s cybersecurity response plan, which is part of its information security policy and program.

The Company utilizes the Cyber Assessment Tool (“CAT”), which was issued by the Federal Financial Institutions Examination Council (“FFIEC”), to assist in the evaluation of its cybersecurity risks and related preparedness. The Office of the Comptroller of the Currency (“OCC”) reviews this tool as part of its annual examination process, the findings of which are reviewed with the Board.

Cybersecurity reports are provided to the Board on a regular basis. The Company’s Information Security Officer prepares and provides periodic training programs to members of the Board to assist the Board in remaining informed of the Company’s cybersecurity policies and practices. The Board is responsible for review and approval of the Company’s information security policy and program on an annual basis.

There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk, and there may be additional risks that could arise in the Company’s business. Both known and unknown risks could result in potential material financial and/or business losses despite the Board’s efforts to oversee risk.

The Corporate Governance and Risk Committee held six meetings during 2021. The Corporate Governance and Risk Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.com.

Audit Committee
The Audit Committee assists the Board in overseeing, among other things: (1) the integrity of the Company’s financial reports, including policies, procedures and practices regarding the preparation of the financial statements, the financial reporting process, disclosures, and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent accountants; and (4) the performance of the Company’s internal audit function and independent accountants.

The Audit Committee meets each quarter with the Company’s independent accountants and management to review the Company’s interim financial results, including the adequacy of the allowance for credit losses, before the publication of quarterly earnings press releases. On a quarterly basis, the Audit Committee also reviews the adequacy of the Company’s internal controls and summaries of regulatory examinations to assess the Company’s program for complying with laws and regulations. The Audit Committee also meets separately each quarter in executive session with the independent accountants. The Audit Committee oversees and approves the selection and performance of the internal auditors and reviews and approves the Company’s internal audit plan. Annually, the Audit Committee also reviews and updates its committee charter, reviews and self-evaluates its performance, and participates in the preparation of the audit report contained in this Proxy Statement. Also, a joint meeting with the Audit Committee and Technology Committee occurs annually to ensure that there is strong coordinated oversight of information security risks, including cybersecurity risks, that the Company faces.

Although the Audit Committee has the duties and responsibilities set forth above and as set forth in its charter, management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an independent audit of our financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon.

The Audit Committee has established procedures for the receipt, treatment, and retention of complaints on a confidential basis. We encourage employees and third-party individuals and organizations to report concerns about our internal accounting controls or auditing matters. The Audit Committee Complaint Procedures are reviewed and approved annually by the Audit Committee. A copy of the Audit Committee Complaint Procedures is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.com.

The Board has determined that all four members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards. Additionally, the Board has determined that Ms. Longley (Chair) qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee met ten times during 2021. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.com.

Report of the Audit Committee
In accordance with the Audit Committee charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm its written disclosures and letter regarding its independence from the Company, as required by applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm its independence from the Company and management. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence, and concluded that the auditors are independent.

During 2021, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the year ended December 31, 2021, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. Respectfully submitted by the members of the Audit Committee of the Board:
                S. Catherine Longley, Chairperson
                Ann W. Bresnahan
                Craig N. Denekas
                David C. Flanagan

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee
The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to compensation of the Company’s directors and executive officers and oversees the Company’s overall compensation and benefit programs. The Compensation Committee also reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed. The Compensation Committee reviews components of the compensation plans for the Company’s CEO and executive officers, including its named executive officers, including base salary, annual incentive, long-term incentives, benefits and other elements of compensation. In addition to reviewing competitive market factors, the Compensation Committee also considers the total compensation mix, and how each of the elements, in the aggregate, comprise the executive’s total compensation package.

The Compensation Committee met seven times during 2021. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.com.

Compensation Committee Interlocks and Insider Participation
Messrs. Flanagan (Chair), Page, and Sterrs and Mses. McCarthy and Sawyer served as members of the Compensation Committee for the calendar year 2021. We have no Compensation Committee interlocks. None of our Compensation Committee members is a current officer or employee of the Company. None of the members of the Compensation Committee has ever served as an officer or an employee of the Company and none of our executive officers has served as a member of a compensation committee or as a director of any entity that has an executive officer who serves as a member of our Compensation Committee or the Board.

Capital Planning Committee
The Capital Planning Committee assists the Board in discharging the Board’s responsibilities relating to management of capital for the Company and its subsidiaries, and coordinates capital generation and deployment activities. The Capital Planning Committee is also responsible for overseeing compliance with the Company's regulatory capital requirements. This committee met four times during 2021. The Capital Planning Committee adopted its inaugural written charter during 2021, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.com.

Technology Committee
The Technology Committee assists the Board in discharging the Board’s responsibilities for alignment of the Company’s Technology Plan with the Company’s overall strategic plan and priorities and to reasonably assure that adequate planning, resources and investment are dedicated to technology that helps to fulfill the Company’s overall strategic objectives. This committee met four times during 2021, which included a joint committee meeting with the Audit Committee to ensure that there is strong coordinated oversight of information security risks, including cybersecurity risks, that the Company faces. The Technology Committee operates under a written charter, a copy of which is available on the Company’s website under the “About — Investor Relations” tab at www.CamdenNational.com.

Board Evaluations
On a periodic basis, Board members complete a confidential survey provided through an outside firm which solicits feedback from our directors with respect to the effectiveness of the Board. All nominees who are members of the Board are peer-evaluated and complete a self-evaluation which is reviewed by the Corporate Governance and Risk Committee when recommending a slate of candidates to be nominated by the Board. Each year, each committee reviews its charter and evaluates performance based on the specific committee charter requirements. This evaluation is reflected in the committee minutes that are reported to the Board.

Mandatory Director Retirement
The Company’s Corporate Governance Guidelines require directors to offer to tender their retirement from the Board immediately upon reaching the age of 72. The Corporate Governance and Risk Committee evaluates the appropriateness of any such director’s continued service on the Board and recommends to the Board whether to accept the director’s resignation.

Director Stock Ownership Guidelines
The Company’s Corporate Governance Guidelines in effect throughout 2021 required directors to beneficially own shares of Common Stock of the Company having a market value of $100,000 (“Qualifying Shares”). The Board may, in its discretion, permit a director to satisfy the Qualifying Shares requirement by agreeing to purchase, within 90 days of such person’s election as a director, at least 100 shares of Common Stock of the Company and applying 100% of such person’s directors fees, after taxes, to purchasing the balance of the Qualifying Shares, subject to trading window requirements. As of December 31, 2021, all directors owned sufficient stock to meet or exceed the Qualifying Shares requirement.

Effective January 1, 2022, at the Compensation Committee's recommendation, the Board approved an increase in the required market value of Qualifying Shares to $150,000. All directors owned sufficient stock to meet or exceed the increased Qualifying Shares requirement as of January 1, 2022.

Anti-Hedging and Pledging Restriction Policy
The Company has adopted a policy that, among other things, prohibits any director or officer from engaging in any hedging transactions (which includes short sale transactions, purchases of the Company’s Common Stock on margin, and buying or selling any puts, calls or other derivative transactions that have the effect of reducing the economic exposure to the shares of Common Stock). In addition, directors and officers are discouraged from pledging shares of the Company’s Common Stock as collateral for a loan, although exceptions to this pledging limitation may be granted for good cause.

Director Independence
The Board has determined that the following directors, constituting nine of the Company’s ten directors, are each an “independent director” as such term is defined in NASDAQ’s listing standards: Messrs. Denekas, Flanagan, Page, Soderberg, and Sterrs; and Mses. Bresnahan, Longley, McCarthy and Sawyer. In determining Mr. Denekas' independence, the Board considered that the Company sublets office space from the Libra Foundation, a non-profit organization where Mr. Denekas is the Chief Executive Officer. The Board concluded that such relationship would not be considered to impair Mr. Denekas’ independence. The Board also has determined that each member of the Corporate Governance and Risk Committee, the Audit Committee, and the Compensation Committee meets the independence requirements applicable to those committees as prescribed by NASDAQ, the SEC, the Internal Revenue Service (“IRS”), and applicable committee charters.

Director Compensation
The Company uses director compensation, which includes cash retainers, per-meeting fees and equity grants, to attract and retain qualified candidates to serve on the Board of Directors. Employees who also serve as directors, currently our President and CEO, do not receive any compensation for service as a director. The following table shows total compensation, and its components, earned by or awarded to each non-employee director for the year ended December 31, 2021, who served on the Company’s Board during 2021:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Changes in Nonqualified Deferred Compensation Earnings(3)	Total
Ann W. Bresnahan	$41,908	$25,012	$—	$—	$66,920
Craig N. Denekas	40,908	25,012	—	—	65,920
David C. Flanagan	53,183	25,012	—	—	78,195
S. Catherine Longley	47,908	25,012	—	—	72,920
Marie J. McCarthy	35,108	25,012	—	—	60,120
James H. Page	35,108	25,012	—	—	60,120
Robin A. Sawyer	34,608	25,012	—	—	59,620
Carl J. Soderberg	38,333	25,012	—	—	63,345
Lawrence J. Sterrs(4)	83,092	25,012	—	—	108,104
(1)Includes fees for which the director has elected to receive shares of our Common Stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2021 was as follows: 883 shares for Mr. Denekas, 1,147 shares for Mr. Flanagan, 757 shares for Ms. McCarthy, 827 shares for Mr. Soderberg and 448 shares for Mr. Sterrs.
The fees earned for Messrs. Flanagan, Soderberg and Sterrs and Ms. Bresnahan include committee fees received from the Bank. The fees earned for Mr. Sterrs also include fees received as Chair of the Bank.
(2)The amounts shown reflect the aggregate grant date fair value of shares granted during 2021 without restriction, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718. See Note 17 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying valuation of equity awards. We maintain an Independent Directors’ Equity Compensation Program (“IDECP”), which is a sub-program under the 2012 Equity and Incentive Plan. Under the IDECP, the independent directors of the Company each receive shares of Company stock on an annual basis of approximately $25,000, determined based on the closing share price of a share of Company stock on the date of issuance, which vests based on the terms set by the Compensation Committee annually. Each director received 520 shares of Company stock on May 1, 2021, based on the Company’s closing price of $48.10 per share, which were fully vested on the grant date and not subject to any restrictions. At December 31, 2021, none of our directors held any unvested stock or unexercised options.

(3)We maintain a Camden National Corporation Deferred Compensation Plan. Under this plan, deferred amounts are valued based on corresponding investments in certain investment funds which may be selected by the director. No plan earnings are considered to be “above-market” or “preferential” and as such no amounts are reported in this column.
(4)Mr. Sterrs served as the chair of the Company and the Bank during 2021.

Director Retainer Fees, Meeting Fees and Equity Grants
The Compensation Committee engages Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant to the Compensation Committee, to research and analyze Director Compensation. In October, 2019 Meridian presented their findings which compared the Company’s Director Compensation to the same group of banks used to assess executive pay as discussed on page 42. The data showed total Director Compensation below the 50th percentile. However, given the impact of the pandemic in 2020, the Board decided to defer any changes to Director Compensation to a later time.

In 2021, recognizing the need for Director Compensation to remain competitive for retention and recruiting purposes, the Board approved an increase, effective May 1, 2021, as follows: (1) the annual retainer for the Company and Bank Chair increased $5,000, (2) the annual retainer for Company directors increased $5,000, and (3) the value of the annual independent director equity award grant for Company directors increased $3,500. The tables below outline the schedule of fees paid to Company and Bank directors for their services during 2021:

2021 Director Compensation	Annual Retainer				Annual Equity Grant
Compensation Components	Chair		Member	Meeting Fee
Camden National Corporation Board of Directors for the following periods:
January 1, 2021 - April 30, 2021	$40,000	(1)	$10,000	$1,000	$21,500
May 1, 2021 - December 31, 2021	45,000	(2)	15,000	1,000	25,000
Audit Committee (January 1, 2021 - December 31, 2021)	10,000		—	825	—
Compensation Committee (January 1, 2021 - December 31, 2021)	7,500		—	825	—
Other Committees, including: (1) Capital Planning, (2) Corporate Governance and Risk, (3) Technology, and (4) Bank Committees (January 1, 2021 - December 31, 2021)	—		—	500	—
(1)    Fees received as Chair of the Company and Bank Board are $25,000 and $15,000, respectively.
(2)    Fees received as Chair of the Company and Bank Board are $27,500 and $17,500, respectively.

In late 2021, the Compensation Committee again reviewed the Company’s Director Compensation program with the assistance of Meridian. The results of the analysis showed that, even with the 2021 increase, the average compensation per director (including cash paid and equity awards) and total Board cost were still below the 50th percentile among the Company’s peer group. This analysis also demonstrated that the Company’s director compensation program is well-structured and serves to reward activity and leadership. The Company’s mix of compensation elements generally aligns with the Company's peer group.

Based on the study results, the Board approved an increase in Director Compensation effective January 1, 2022 to: (1) closely align the average compensation per director to the 50th percentile among the Company’s peer group and (2) to compensate for growing director responsibilities within emerging areas, such as ESG-related matters. The changes to the Company’s director compensation program were as follows: (1) the annual retainer for Company directors increased by $5,000, (2) an annual retainer for the Corporate Governance and Risk Committee Chair was established totaling $5,000 and the per meeting fee increased by $325, and (3) the value of the annual independent director equity award grant for Company directors increased $10,000. The tables below outline the schedule of fees to be paid to Company and Bank directors for their services during 2022:

2022 Director Compensation	Annual Retainer				Annual Equity Grant
Compensation Components	Chair		Member	Meeting Fee
Camden National Corporation Board of Directors	$45,000	(1)	$20,000	$1,000	$35,000
Audit Committee	10,000		—	825	—
Compensation Committee	7,500		—	825	—
Corporate Governance and Risk Committee	5,000		—	825	—
Other Committees, including: (1) Capital Planning, (2) Technology, and (3) Bank Committees	—		—	500	—
(1)    Fees received as Chair of the Company and Bank Board are $27,500 and $17,500, respectively.

Director Deferred Compensation Plan
The Company maintains the Camden National Corporation Deferred Compensation Plan under which each non-employee director of the Company and the Bank may annually elect to defer all or a portion of his or her annual retainer and/or chair and meeting fees, subject to the “Director Stock Ownership Guidelines” outlined on page 29. Under the Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur no later than the tenth anniversary of the director’s separation from service. Deferred amounts are valued based on corresponding notional investments in certain investment funds (similar to those offered in the Company’s 401(k) Plan) which may be selected by the director. The Camden National Corporation Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

Related Party Transactions
The Board has a written Related Party Transactions Policy and uses a centralized process under the EVP, Enterprise Risk Management and CRO’s responsibility to review, monitor and report transactions with related parties. The Related Party Transactions Policy sets forth our policies and procedures for reviewing and approving any transaction with related persons (which includes directors, director nominees, executive officers, shareholders holding 5% or more of our voting securities, or any immediate family member or affiliated entity of the foregoing). Our policies and procedures cover, among others, any transaction in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) our Company is a participant, and (3) a related person has or will have a direct or indirect material interest (each, a “Related Party Transaction”). Under these policies and procedures, all proposed Related Party Transactions must be submitted by the EVP, Risk Management and CRO to the Corporate Governance and Risk Committee or its Chair for approval. Any Related Party Transaction approved by the Chair of the Corporate Governance and Risk Committee must be reported at the next meeting of the Corporate Governance and Risk Committee or the Board. The Corporate Governance and Risk Committee will approve only those Related Party Transactions that it determines are in good faith and consistent with the best interests of the Company and its shareholders. If a Related Party Transaction was entered into without being submitted for prior approval, the Corporate Governance and Risk Committee would take appropriate action, including, but not limited to, rescinding the Related Party Transaction.

During 2021, there were no Related Party Transactions, other than the financial transactions described below. There were no Related Party Transactions entered into in 2021 for which our policies and procedures were not followed, or that were not required to be reviewed, approved or ratified under our policies and procedures.

The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company), have had, and are expected to have in the future, loan transactions with one or more of the Company’s subsidiaries. As of December 31, 2021, the outstanding loans, including unused commitments, by the Company’s subsidiary bank to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $6.1 million. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

All loans made by the Company and its bank subsidiary to directors and executive officers are regulated by the Company’s federal regulators. These regulations (known as “Regulation O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, SOX permits banks and bank holding companies to extend credit to their directors and officers provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the appropriate subsidiary. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

EXECUTIVE OFFICER INFORMATION

Identification of Named Executive Officers
For 2021, our “named executive officers,” as defined in Item 402 of Regulation S-K, were as set forth below:

Name	Position with Company or Bank	Age
Gregory A. Dufour	President and Chief Executive Officer	61
Gregory A. White(1)	Executive Vice President, Chief Financial Officer	57
William H. Martel	Executive Vice President, Technology & Support Services	52
Timothy P. Nightingale	Executive Vice President, Chief Credit Officer	64
Patricia A. Rose	Executive Vice President, Retail and Mortgage Banking	58
(1)    Effective January 3, 2022, Mr. White left the Company for personal reasons and was replaced by Michael R. Archer who was promoted to Executive Vice President, Chief Financial Officer of the Company and the Bank.

Refer to the Company’s December 31, 2021 Report on Form 10-K, Part I, Item 1. Business — Information about our Executive Officers for additional information on the Company’s named executive officers.

All of the named executive officers hold office at the discretion of the Board. There are no arrangements or understandings between any of the Company’s executive officers or any other persons pursuant to which any executive officer has been selected as an executive officer. There are no “family relationships” between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, as the SEC defines that term.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report, required by Item 402(b) of SEC Regulation S-K. Based on the review and discussion, the Compensation Committee recommended to the Board that the 2021 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ended December 31, 2021. Respectfully submitted by the members of the Board Compensation Committee:

                                        David C. Flanagan, Chair
Marie J. McCarthy
James H. Page, Ph.D.
                                        Robin A. Sawyer
                                        Lawrence J. Sterrs

Compensation Discussion and Analysis

Overview
The Compensation Committee has responsibility for establishing, implementing and monitoring adherence with our executive compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to executives is fair, reasonable, competitive, performance-based and aligns with shareholder interests. The Compensation Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a comprehensive, carefully designed compensation structure that drives long-term shareholder value. Addressed in the discussion are the compensation determinations for the Company’s named executive officers listed in the above table and the rationale for those determinations. The compensation tables for the named executive officers provide more detailed information beginning on page 53.

Executive Summary
The Company achieved several financial-, strategic- and community-related objectives in 2021, despite the ongoing challenges faced due to the COVID-19 pandemic, including, but not limited to:

•Financial Focus
◦Increased net income 16% over 2020 to a Company record of $69.0 million and diluted earnings per share (“EPS”) of $4.60 per share for 2021.

◦Increased our return on average assets to 1.31%, return on average equity to 12.72% and return on average tangible equity (non-GAAP) to 15.61% year-over-year, compared to 1.23%, 11.81% and 14.79%, respectively, for 2020.
◦Achieved record residential mortgage originations of $1.1 billion in 2021, an increase of 5% over the previous record set in 2020.
◦Excellent asset quality with net charge-offs of 0.02% of average loans for 2021 and non-performing assets of 0.13% of total assets December 31, 2021. During 2020, in response to the COVID-19 pandemic, the Company implemented a short-term loan deferral program for its retail and business customers who needed financial relief. As of December 31, 2021, the Company had no retail or business customers operating under a short-term loan deferral program.
◦Returned $31.2 million of capital to Company shareholders during 2021 through cash dividends and repurchase of the Company’s Common Stock.
▪Increased cash dividends declared to Company shareholders by $0.07 per share, or 21% during 2021.
▪Repurchased 217,921 shares of the Company’s outstanding Common Stock
◦Tier 1 leverage ratio was 8.92% and total risk-based capital ratio reached 14.71% at December 31, 2021, each well in excess of regulatory requirements.

Net Income and Diluted EPS
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Net Income ($000's)
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Diluted EPS
12/31/17
12/31/18
12/31/19
12/31/20
12/31/21
Period Ended
Net Income
Diluted EPS

•Strategic Focus on Our People and Technology
◦Development and deployment of strategies focused on employee recruiting and retention.
▪We transitioned to allow a hybrid operating environment for many of our employees, while others may work remotely or from the office full-time, in early-September 2021. We took into account the many learnings and successes over the past two years (since the onset of the COVID-19 pandemic in early-2020), and we continue to monitor and analyze the benefits and challenges of a hybrid operating environment.
▪We announced that effective October 2021 the Company was increasing its starting wage to $17 per hour and provided all employees an out of cycle wage increase of 3% or more in late-September 2021.
▪We continued to provide employee emergency relief funds for those employees who were negatively impacted by the COVID-19 pandemic.
◦In our 2021 employee engagement survey conducted by Gallup (a nationally recognized independent employee engagement firm), the Company’s overall employee engagement score improved to 4.25 on a five-point scale and placed us in the 63rd percentile of companies measured by Gallup, which is an increase over last year and higher than the Company’s employee engagement before the COVID-19 pandemic.
◦Continue to invest in technology to:
▪Better serve our customers through the various digital channels that we use to communicate and interact, including online banking, mobile app, and phone and mobile text technology,
▪Create process efficiencies through use of robotic process automation, commonly referred to as “RPA,” and
▪Enhance our information security infrastructure.
◦Established a Diversity Council consisting of employees representing various diverse groups throughout the organization. Mr. Dufour serves as the Executive Sponsor of this council.
◦During 2021, we were recognized by various prominent organizations for our financial success and our work with our customers and employees.

TOP 10

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Greenwich
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U.S. COMMERCIAL SMALL
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•Community Focus
◦The Company received an “Outstanding” Community Reinvestment Act (“CRA”) rating from the OCC on its 2021 CRA evaluation, which is the 18th year that the Bank has had this rating.
◦Originated 1,620 U.S. Small Business Administration Paycheck Protection Program (“SBA PPP”) loans to qualifying small businesses totaling $102.2 million during 2021.
◦Continue to partner with local organizations to combat key issues across the communities and markets served, including homelessness, food insecurity and domestic violence. Through our Hope@Home initiative started a few years ago, the Company has donated over $575,000 to local homeless shelters.
◦Our committed employees support their local communities through volunteer efforts and board leadership. We focus on volunteering at every level throughout the Company. In 2021, our employees volunteered nearly 7,000 hours to an estimated 230 nonprofit organizations. Approximately 11% of our employees serve on a nonprofit board, offering hands-on technical assistance and bringing important skill sets to nonprofit boards to help advance their missions.
◦In 2021, we recognized six nonprofit board directors with a “Leaders and Luminaires Award” to shine a light on board members who demonstrate innovative thinking and outstanding board governance. We provided a total of $25,000 in grants to these organizations, which focus on educating our youth about gender bias, increasing the capacity of tribal communities to respond to domestic and sexual violence, combating food insecurities, and providing legal resources to low-income families. Since 2011, the Bank has donated a total of $200,000 to 54 nonprofit organizations in Maine under the Leaders and Luminaries program to recognize leading board directors who have gone above and beyond to make an impact on our communities.

Role of Shareholder Say-on-Pay Votes
The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve the compensation of the named executive officers (“Say-on-Pay”). At the Annual Meeting of Shareholders held on April 27, 2021, 97% of the votes cast on the Say-on-Pay proposal were voted in favor of the proposal. As we evaluated our compensation practices throughout 2021, we were mindful of the strong support that our shareholders expressed for our philosophy of linking compensation to performance and the interests of the Company’s shareholders. As a result, the Compensation Committee maintained the same principles and philosophy that it has used in previous years in determining executive compensation. The Compensation Committee will continue to consider shareholder feedback in the future.

Compensation Best Practices and Sound Governance
Our compensation programs incorporate best practices, including the following:

What We Do		What We Don’t Do
✓	Provide 50% of long-term incentives that are performance-based and only vest upon achievement of predefined goals	✗	Provide excise tax gross-up on change-in-control payments
✓	Utilize an independent compensation consultant	✗	Allow current payment of dividends on unearned performance shares
✓	Benchmark our practices so executive compensation remains consistent with the market	✗	Allow executive officers to engage in hedging transactions
✓	Subject short-term and long-term incentive payments to caps	✗	Maintain employment contracts
✓	Utilize a Management Incentive Oversight Committee to oversee, monitor and assess the risks of all active executive and employee incentive compensation plans
✓	Perform an annual incentive compensation risk assessment
✓	Maintain stock ownership guidelines
✓	Provide a significant portion of executive pay that is performance-based to align pay and performance
✓	Require that change-in-control agreements contain a double trigger (excludes grandfathered Supplemental Executive Retirement Plan (“SERP”))
✓	Maintain a clawback policy
Compensation Philosophy and Objectives
The Company’s compensation philosophy is to attract and retain highly qualified executive officers by providing a mix of salary and incentives that appropriately motivate while also maximizing shareholder value. This is achieved by establishing meaningful performance goals that discourage risk-related behaviors, and ensuring executive officers have comprehensive knowledge of the total compensation package. The compensation programs for the Company’s executive officers have been designed to:
•Provide competitive base salaries, and short- and long-term incentives that align interests of the executive officers with the Company’s short- and long-term financial goals;
•Drive performance and motivate executive officers toward the goal of enhancing long-term shareholder value;
•Balance cash and equity compensation with a focus on increasing an executive officer’s equity ownership in the Company over time;

•Attract and retain highly-qualified executive officers needed to achieve strategic goals, and maintain a stable executive management group; and
•Allow flexibility in responding to business needs and the constraints and dynamic conditions in the markets in which we do business, as well as changing laws and accounting standards.
Decisions regarding executive compensation are evaluated in light of the Company’s performance, local and regional job market availability for each position, economic conditions in New England, and the Company’s short- and long-term business plans. Moreover, the Compensation Committee’s goal is to review and analyze each element of compensation, considering the entire compensation package. The Compensation Committee seeks to ensure that rewards for executive officers, such as annual incentives and equity compensation, are appropriate in relation to shareholder returns for the same period.

Emphasis on “At Risk”/Performance-Based Pay
For 2021, 44% of our CEO’s total target compensation and 35% of our named executive officers' target total compensation (i.e., base salary, target annual short-term incentives and target long-term incentives (“LTI”)) was “at risk” compensation directly contingent on the Company’s performance and stock price. This pay mix is consistent with our peer group. Actual annual incentives and long-term incentive awards are subject to the achievement of pre-established performance targets and designed to link directly to shareholder value. Base salary and other fixed elements of compensation are essential to any compensation program and relevant to recruiting and retention of top talent. However, we believe that “at risk” compensation for our executive officers should be a significant portion of their pay mix. Our 2021 compensation reflects this philosophy. The following charts illustrate the 2021 pay mix for our CEO and the average of our other named executive officers at target performance level:

Role of the Compensation Committee
The duties and responsibilities of the Compensation Committee include, among other things, overseeing the Company’s overall executive compensation philosophy, measuring performance with respect to established goals and objectives, designing the components of executive compensation, reviewing the Company’s executive officer compensation plans and the risks these plans pose to the Company, and establishing compensation for the Company’s executive officers.

The Compensation Committee assists the Board in discharging the Board’s responsibilities related to compensation of directors and executive officers, and oversees the Company’s total compensation, benefits and rewards programs. The Compensation Committee also oversees the preparation of executive compensation disclosures for inclusion in the Company’s annual proxy statement. The Compensation Committee makes compensation decisions for the Company’s named executive officers, including establishing frameworks for how executives will be compensated, and approves equity awards at the executive officer level. The Compensation Committee receives recommendations concerning these matters from the CEO for executive officers, other than for the CEO’s own compensation. For non-executive officers, the CEO is responsible for establishing the framework, including salary adjustments and annual equity and non-equity incentive plan award amounts, for how these individuals will be compensated. Annually, the Compensation Committee approves a discretionary pool of equity awards to be granted by the CEO. In addition, decisions regarding non-equity compensation for non-executive officers are made by the CEO in conjunction with members of executive management. As is the case with the executive officers, the Compensation Committee can exercise its discretion in modifying recommended adjustments or awards for these individuals.

Compensation Committee Activity and Key Initiatives
The Compensation Committee evaluates existing compensation program components on a periodic basis to maintain the Company’s competitive position in the marketplace and to meet its goal of attracting, motivating, and retaining key executives. The Compensation Committee engages an independent compensation consultant (described below) to provide guidance to the Compensation Committee in several critical areas, such as benchmarking and best practice analysis, understanding shareholder perspectives, assessing director and executive compensation, regulatory reporting support, peer group analysis, policy and procedure review, education, trends and changes, and the impact of regulation on compensation and incentive practices.

The Compensation Committee met seven times in 2021 and completed the following initiatives relating to the compensation program for our executive officers:
•Executive Annual Incentive Program (“EAIP”) — The Compensation Committee approved the EAIP participants, performance metrics, goals and payout targets for 2021. In January 2022, the Compensation Committee reviewed performance for executives against Company-wide performance measures set for 2021, and approved an award under the 2021 EAIP to each executive officer up to 200% of target payout based on the Company’s actual performance to budget for the year ended December 31, 2021. Refer to “Executive Annual Incentive Program” on page 45.
•Long-Term Incentive Program (“LTIP”) — The Compensation Committee reviewed:
◦The 2018 – 2020 LTIP performance level and payout at 163% of target was approved in 2021. Performance shares issued are included in the “Option Exercises and Stock Vested Table” on page 59.
◦The 2019 – 2021 LTIP performance level for the cumulative diluted EPS metric at 200% of target and as of the date of this Proxy Statement, the determination of performance level for the relative return on average equity (“ROAE”) metric is pending public disclosure of applicable information. Performance shares under the program are included in the “Outstanding Equity Awards at Fiscal Year-End” on page 57. Refer to “Long-Term Incentive Program” on page 48 for further details.
◦The 2021 – 2023 LTIP including target awards and key metrics in 2021. Performance shares under the program are included in the “Outstanding Equity Awards at Fiscal Year-End” on page 57. Refer to “Long-Term Incentive Program” on page 48 for further details on the program and grants.
•Incentive Risk Review — The Compensation Committee reviewed the incentive risk assessment conducted by the Management Incentive Oversight Committee and helped ensure the Company's various incentive programs reinforce sound risk management practices. Refer to “Incentive Risk Review” on page 42 for further details.
•Management Stock Purchase Program (“MSPP”) Discount — The Compensation Committee approved the 2021 MSPP discount of 25% for awards issued in March 2021. MSPP awards are included in the "2021 Grants of Plan Based Awards Table" on page 55. Refer to “Management Stock Purchase Program” on page 47 for further details.
•2022 Equity and Incentive Plan — The Compensation Committee engaged an executive compensation consultant, Meridian, and external counsel, Sullivan & Cromwell, LLP (“S&C”), to assist in the review and design of the Company’s Equity and Incentive Plan set for shareholder approval in April 2022 at the Annual Meeting. The Compensation Committee recommended the Equity and Incentive Plan for approval by the Board, and the Board recommends that shareholders vote in favor of Proposal 4 to approve the 2022 Equity and Incentive Plan.
•Compensation Committee Charter — The Compensation Committee conducted its annual review of its charter with no changes.
•Camden National Corporation Deferred Compensation Plan — The Compensation Committee reviewed and approved a new Plan document and vendor partner to administer the executive and director deferred compensation plan. Additionally, the Compensation Committee approved a supplemental company contribution to active participants in the plan. Refer to “Nonqualified Deferred Compensation Table” on page 60 for further details.

•Executive Stock Ownership Requirements — The Compensation Committee reviewed the current ownership requirements as well as the status of named executive officers meeting those requirements.
•Profit Sharing Contribution — The Compensation Committee approved a performance matrix for the 2021 profit sharing contribution based upon reported net income compared to budget with a contribution range of 0% to 3% of employee eligible compensation. Beginning in 2022, the Company suspended contributions to the profit sharing plan to help offset the financial impact of the increase in its starting wage by $2 to $17 per hour, and for current employees a wage increase of 3% or more, effective October 2021.
•Assessment of Proxy Peer Group — In 2021, the Compensation Committee engaged Meridian, an independent executive compensation consultant, to perform a proxy peer group assessment for purposes of analyzing and measuring executive compensation for the Company's executive officers, Refer to “Benchmarking Compensation” on page 42 for further details.

Role of Executives and Senior Management
The Company’s management provides information and input as requested by the Compensation Committee to facilitate decisions related to executive compensation. Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Compensation Committee. The Compensation Committee occasionally requests members of management to be present at meetings where executive compensation and Company or individual performances are discussed and evaluated. Management is free to provide insight, suggestions or recommendations regarding executive compensation. However, only Compensation Committee members are allowed to vote on decisions regarding executive compensation.

In 2021, Heather D. Robinson, Senior Vice President (“SVP”), Chief Human Resource Officer, served as management’s liaison to the Compensation Committee. Ms. Robinson assisted in the administration of executive compensation programs, prepared Compensation Committee and Board meeting materials, worked with consultants and legal counsel engaged by the Compensation Committee, and performed work as requested. Gregory A. White, EVP, CFO provided the Compensation Committee with periodic updates on the Company’s financial performance measures under the short- and long-term incentive programs. Additional updates were provided by Michael R. Archer, SVP, Corporate Controller. Gregory A. Dufour, President and CEO, attended portions of certain Compensation Committee meetings at the invitation of the Compensation Committee’s Chair, and made recommendations with respect to base salary, annual incentives, and equity compensation for executive officers who report to him. Mr. Dufour was not present for any portion of Compensation Committee meetings in which his own compensation was discussed or voted on.

Although management may provide insight, suggestions or recommendations regarding executive compensation, they are not present during the Compensation Committee’s deliberations or vote. Only Compensation Committee members vote on decisions regarding executive compensation. The Compensation Committee periodically meets in executive session without management present.

Role of Consultants and Advisors
The Compensation Committee uses the services of various consultants and advisors when deemed appropriate. The Compensation Committee engaged the consulting services of Meridian Compensation Partners, LLC (“Meridian”) to provide independent advice and counsel related to executive and board compensation, as well as the Company’s Equity and Incentive Plan. The Compensation Committee has also used the services of several law firms, primarily Sullivan & Cromwell, LLP (“S&C”), to advise on its compensation plans and programs and their administration, documentation, and legal and regulatory requirements. Specifically, the Compensation Committee engaged S&C to provide independent advice and counsel for the Company’s 2022 Equity and Incentive Plan, which is being submitted for shareholder approval as Proposal 4.

The Compensation Committee considered the independence of Meridian, S&C and its other outside legal advisors in light of SEC and NASDAQ rules for compensation committees and compensation consultants, legal counsel and other advisers. The Compensation Committee has on file letters of independence from Meridian, S&C and its other outside legal advisors addressing the following factors: (1) other services provided to the Company; (2) fees paid by the Company as a percentage of total revenue; (3) policies or procedures maintained by the advisers that are designed to prevent a conflict of interest; (4) any business or personal relationships between the advisers and a member of the Compensation Committee; (5) any Company stock owned by the advisers; and (6) any business or personal relationships between our executive officers and the advisers. The Compensation Committee discussed these considerations and concluded that the work performed by Meridian, S&C and the advisers involved in the engagements did not raise any conflict of interest.

Incentive Risk Review
The Management Incentive Oversight Committee was created to oversee, monitor and assess the risks of all active executive and employee incentive compensation plans. Annually, the incentive plans are evaluated by the Management Incentive Oversight Committee to assess risk management processes, risk mitigation practices and the internal control structure are in place, and continue to be appropriate, to maintain the Company’s risk profile within acceptable limits and to help ensure that employees are not incentivized to take excessive risk positions. Based upon the review of the various program design features that drive compensation, the business planning and budgeting processes, the internal controls which support the accurate reporting of actual results, and the risk management processes and mitigating features that ensure that management operates within established risk tolerance guidelines, it was determined that the Company’s incentive plans do not lead to excessive risk taking pursuant to industry standards.

During 2021, the Management Incentive Oversight Committee reviewed the Commercial Banking Incentive Plan, which is designed to reward non-executive commercial lending individuals with annual cash payments based on the achievement of individual and team sales goals. The proposed changes included: (1) increases to the bonus targets to better align with market data, and (2) changes to the weighting of performance measures to better align with the strategic goals of the Company. This plan was approved by the Compensation Committee in October 2021. Additionally, the Management Incentive Oversight Committee completed its review of the performance of the new retail plans that were implemented in January 2021 to confirm that these plans were meeting the original business objectives.

Benchmarking Compensation
The Compensation Committee believes that considering appropriate benchmarks for compensation analyses is an effective method for evaluating executive and director compensation. Accordingly, at least every two years, the Compensation Committee engages a compensation consultant to conduct market competitive reviews, which, generally, include an assessment of compensation compared to market (e.g., industry-specific surveys and proxy peer group, where applicable), including an assessment of base salary, annual and long-term incentive targets and target total direct compensation. The Compensation Committee uses this information to determine appropriate salary and target incentive levels for executive officers.

In 2019, the Compensation Committee engaged Meridian, an outside compensation consultant, to update the peer group and conduct a competitive benchmark analysis of executive compensation, which served as a reference for setting 2020 target pay. Consistent with the Compensation Committee’s biennial benchmarking cycle, the Compensation Committee continued to use the 2019 benchmark data as a reference for 2021 pay decisions, which was deemed reasonable given the COVID-19 pandemic.

During 2021, Meridian updated the peer group, which was approved by the Compensation Committee, for use in benchmarking executive and director compensation. Meridian conducted a comprehensive assessment that served as a reference for the Compensation Committee’s considerations in setting 2022 pay levels and program designs.

Below is the list of 2019 and 2021 peer groups. Both peer groups were objectively determined to reflect publicly traded banks that satisfied the following criteria: (1) Geographic Criteria: banks and thrifts headquartered in New England, New York, New Jersey and Pennsylvania, excluding New York Metrobanks; and, (2) Total Asset Size Criteria: banks and thrifts with median asset size similar to the Company (at each respective point in time).

Peer Group used for 2020 and 2021 Pay Opportunities

Company	Ticker	Company	Ticker	Company	Ticker
Arrow Financial Corporation	AROW	Financial Institutions, Inc.	FISI	Tompkins Financial Corporation	TMP
Bar Harbor Bankshares	BHB	Independent Bank Corp.	INDB	TrustCo Bank Corp NY	TRST
Brookline Bancorp, Inc.	BRKL	Meridian Bancorp, Inc	EBSB	United Financial Bancorp, Inc.	UBNK
Bryn Mawr Bank Corporation	BMTC	Peoples Financial Services Corp	PFIS	Univest Financial Corporation	UVSP
Cambridge Bancorp	CATC	Republic First Bancorp, Inc.	FRBK	Washington Trust Bancorp, Inc.	WASH
CNB Financial Corporation	CCNE	S&T Bancorp, Inc.	STBA	Western New England Bancorp, Inc.	WNEB
Enterprise Bancorp, Inc.	EBTC

Peer Group used to Assess 2021 Program and Set 2022 Pay Opportunities

Company	Ticker	Company	Ticker	Company	Ticker
ACNB	ACNB	Independent Bank Corp.	INDB	Republic First Bancorp, Inc.	FRBK
Arrow Financial Corporation	AROW	Lakeland Bancorp	LBAI	S&T Bancorp, Inc.	STBA
Bar Harbor Bankshares	BHB	Mid Penn Bancorp	MPB	The First of Long Island	FLIC
Brookline Bancorp, Inc.	BRKL	NBT Bancorp	NBTB	Tompkins Financial Corporation	TMP
Cambridge Bancorp	CATC	Northfield Bancorp	NFBK	TrustCo Bank Corp NY	TRST
CNB Financial Corporation	CCNE	Orrstown Financial Services	ORRF	Univest Financial Corporation	UVSP
Enterprise Bancorp, Inc.	EBTC	Peoples Financial Services Corp	PFIS	Washington Trust Bancorp, Inc.	WASH
Financial Institutions, Inc.	FISI

The Compensation Committee’s competitive pay objective for executive compensation is to target pay at the market median with actual pay varying to reflect Company and individual performance. The Compensation Committee believes targeting the market median is necessary to continue to attract and retain the executive talent needed to fulfill the Company’s strategic objectives since it represents compensation levels that are more equivalent to our markets and competitors.

2021 Compensation Program Components
In 2021, the compensation for the named executive officers was comprised of the following elements:

Element	Description	Primary Objectives
Base Salary	Fixed cash payment reflecting the executive’s responsibilities, performance and expertise.	• Foundational element of compensation that reflects role • Recruit and retain executives
Executive Annual Incentive Program (“EAIP”)	Annual cash incentive which is contingent on achievement of Company and individual performance goals related to the current fiscal year. 20% of the cash incentive may be applied to the Management Stock Purchase Program.	• Encourage and reward individual and overall Company performance relative to current plans and objectives
Long-Term Incentive Program (“LTIP”)	Executives are awarded 50% as performance shares and 50% as service-based restricted stock. The performance shares are granted with the opportunity to earn from 0% to 200% of the target award performance level contingent upon the Company’s achievement of performance objectives over a three-year performance period. The restricted shares vest one-third per year over three years.	• Align the interests of executives with shareholders • Provide retention • Promote achievement of long-term financial and strategic objectives
Management Stock Purchase Program (“MSPP”)	Executives and officers at the level of vice president and above may elect to receive restricted shares in lieu of a portion of annual incentive at a discount. Shares cliff-vest after two years.	• Promote stock ownership • Align the interests of executives with shareholders • Provide retention
Retirement and Other Benefits	Qualified and non-qualified deferred compensation plans, defined contribution retirement plans, supplemental executive retirement plans (grandfathered plan) and other benefits.	• Provide retention • Maintain competitiveness • Financial security

Base Salaries
Base salaries are an essential foundational component of our total compensation program that allows us to recruit and retain talented executives. Base salaries are set at a level that is competitive and appropriate for our market. Base salaries, which are based on an executive’s expected performance against specific job criteria for the current period, are viewed in the context of “total compensation.” We meet these objectives by offering competitive base salaries with periodic adjustments based on peer-group market analysis, as well as an executive’s performance and responsibilities.

Effective October 2021, the Company increased its starting wage by $2 to $17 per hour for all employees and provided current employees with a wage increase of 3% or more, subject to certain restrictions. The increase in starting wage and off-cycle wage increase was in response to the challenging job market spanning many businesses and industries, including the Company. To help manage the financial impact of this change, the Company has suspended its profit sharing plan, effective January 1, 2022.

Base Salary of the CEO — The CEO’s base salary is reviewed annually by the Compensation Committee in light of individual performance against written goals and objectives, and comparison to the median base salaries of CEOs in other similar companies of comparable size and performance characteristics prepared by Meridian, the Company’s independent compensation consultant. The Compensation Committee may also consider the Company’s overall financial performance in determining any increases to the CEO’s annual base salary.

Effective February 28, 2021, the Compensation Committee had determined to increase the CEO’s base salary by $58,853, or 9.50%. This increase included the reinstatement of the 4.25% increase approved by the Committee for 2020 that Mr. Dufour deferred due to the impact of COVID-19 on the economy and the historically low interest rate environment, and a 5.25% increase for his performance during calendar year 2020, which included leading the organization through the COVID-19 pandemic, strong financial performance, improved employee engagement across the organization, and recruiting and onboarding three new executive officers.

Effective February 27, 2022, the Compensation Committee determined to increase Mr. Dufour’s base salary by 9.00% (7.7% annual salary increase and a 1.3% increase for the aforementioned Company-wide off-cycle wage increase that Mr. Dufour had requested to be deferred when originally approved in October 2021). The Compensation Committee recognized Mr. Dufour for his leadership throughout 2021, which included record annual financial performance, his leadership as employees transitioned to a hybrid operating environment, his experience level and various actions that resulted in an increase in employee engagement.

Base Salaries of the Other Named Executive Officers — All other named executive officers’ base salaries are reviewed annually and recommendations are made by the CEO to the Compensation Committee. In determining the salaries for the other named executive officers the CEO and Compensation Committee consider: (1) each executive officer’s performance against written goals and objectives; (2) areas of responsibility, including any changes in oversight; (3) experience level of the executive; and (4) a comparison to the median base salaries of comparable executive officers in other companies of similar size and performance characteristics to meet the 50th percentile of market. The CEO and Compensation Committee may also consider the Company’s overall financial performance in determining any increases to the other named executive officers' annual base salaries.

The 2021 salary increases, which were effective February 28, 2021, ranged from 2.75% to 5.77% for our other named executive officers. Effective, October 3, 2021, all other named executive officers received the aforementioned off-cycle wage increase, which ranged from 2.60% to 3.00%.

Base salary increases made in 2022 for our named executive officers were based on a similar assessment by the CEO and Compensation Committee utilizing the 2022 peer group. The 2022 base salary increases for Mr. Martel and Ms. Rose of 6.30% and 9.45%, respectively, reflect each of their individual performance and contributions during 2021, as well as consideration of their base salaries to median base salaries of their peers in similar companies of comparable size and performance characteristics prepared by Meridian, the Company’s independent compensation consultant.

Base salary increases for our named executive officers, effective February 27, 2022, are summarized below and are in line with our goal to target median market base salaries and recognize strong performance.

Name	Position	2021 Base Salary Increase (Feb)	Base Salary Effective 2/28/21	2021 Base Salary Increase (Oct)		Base Salary Effective 10/03/2021	2022 Base Salary Increase		Base Salary Effective 2/27/22
Gregory A. Dufour	President & CEO	9.50%	$678,353	—%	(2)	$678,353	9.00%	(3)	$739,404
Gregory A. White	EVP, CFO	2.75%	333,938	2.60%		342,638	N/A		N/A	(4)
William H. Martel	EVP, Technology & Support Services	3.00%	283,250	3.00%		291,748	6.30%		310,128
Timothy P. Nightingale	EVP, Chief Credit Officer	3.00%	326,227	2.67%		334,927	3.05%		345,142
Patricia A. Rose	EVP, Retail & Mortgage Banking	5.77%	275,011	3.00%		283,261	9.45%		310,030
(1)    Effective October 2021, the Company provided current employees, including the named executive officers, with an off-cycle wage increase in response to the challenging job market spanning many businesses and industries, including the Company. The increase for the named executive officers was capped at the lesser of (i) 3% or (ii) $8,700.
(2)    Mr. Dufour had requested his off-cycle wage increase be deferred when originally approved in October 2021.
(3)    Mr. Dufour’s 2022 base salary increase of 9.00% includes the off-cycle wage increase that was deferred in October 2021.
(4)    Mr. White resigned as EVP, CFO of the Company for personal reasons, effective January 3, 2022.

Executive Annual Incentive Program (“EAIP”)
The EAIP is intended to motivate executives to reach or exceed the annual fiscal targets set in the Company’s strategic and operating plans, as well as to achieve individual performance goals. The named executive officers, as well as others selected by the Compensation Committee and approved by the Board, were eligible to participate in the EAIP in 2021. The EAIP has been a successful program in motivating and rewarding achievement of short-term goals and has proven to be an effective recruitment and retention tool for top executives.

The annual EAIP for the named executive officers, and other selected members of management, is tied specifically to the achievement of the Company’s annual budget goal as defined as net income before taxes (“NIBT”). The annual budget is approved by the Board. Factors considered in establishing the annual budget goals for the year include: the Company’s strategic initiatives; the current operating environment (i.e. economic, interest rate, regulatory and local); and key financial ratios (i.e. return on assets, return on equity, earnings growth, asset quality and capital ratios) which are reviewed against the prior year’s performance, peer group and shareholder expectations.

Each named executive officer has a target incentive opportunity (defined as a percentage of base salary) based on their role and impact on overall Company results, as well as competitive market data. The targeted percentages and range of payouts based on performance are reviewed annually by the Compensation Committee and may be adjusted to reflect market practice or changes in role. The following table represents each named executive officer’s 2021 annual incentive opportunity based on actual NIBT as compared to budgeted NIBT:

	2021 EAIP Opportunity
	Incentive Opportunity as % of Base Salary
NIBT Performance Level(1)	Gregory Dufour, President & CEO	All Other Named Executive Officers
96% – Threshold Level	8.0%	6.0%
100% – Target Level	40.0%	30.0%
110% – Stretch Level	80.0%	60.0%
(1)    Performance between payout levels is calculated using a straight-line interpolation methodology.

Each participant’s funded incentive payout is calculated based on the Company’s NIBT as compared to budget. Payout can vary from 0% for below threshold performance, 20% for threshold achievement, 100% for target achievement and 200% for stretch performance achievement. Performance between payout levels at or above threshold (i.e., threshold, target and stretch) is calculated using a straight-line interpolation methodology. The maximum payout for each participant is capped at 200% of each participant’s target opportunity. Unless otherwise determined by the Compensation Committee, each participant’s payout will be based 60% on the Company’s financial results and 40% on each participant’s individual achievements, accomplishments and performance as measured by the Company’s CEO at his discretion, except that the Compensation Committee shall determine the CEO’s individual performance in its discretion. The Company’s CEO, with approval from the Compensation Committee, may provide additional individual funding above 40% for the individual component for exceptional individual performance at his discretion. The Compensation Committee approves all payouts under the EAIP and reports the same to the Board.

As of December 31, 2021, there were 12 participants in the EAIP, including the named executive officers. Upon Mr. White’s resignation, effective January 3, 2022, he was no longer eligible for payout under the EAIP. Discussion relative to the Company’s performance, as well as performance against individual goals, takes place quarterly between each executive and his or her manager, and between the CEO and the Board. Communication at these regular intervals means that executives are aware of the Company’s and their current levels of performance and are motivated to meet or exceed established goals.

2021 EAIP Performance and Payouts — Actual NIBT of $86.6 million was 23.8% above budgeted NIBT of $70.0 million for the year ended December 31, 2021. This resulted in a NIBT performance level of 123.8% and a funded award of 200% of each executives’ target opportunity. Refer to the table below for details of the calculation of the NIBT performance level for the year ended December 31, 2021:

	Budget
(Dollars in Thousands)	Threshold (96% of Target)	Target	Stretch (110% of Target)	Actual Performance	Payout %
NIBT	$67,212	$70,012	$77,013	$86,641	200%

The Compensation Committee then considered the strategic and financial achievements described in the “Executive Summary” on page 34, as well as each individual’s performance in determining the resulting payout for each named executive officer. Based upon Company and individual performance, the Compensation Committee approved the payout for each named executive under the 2021 EAIP at 200%. In February 2022, the Compensation Committee approved awarding incentives under the EAIP to executive officers in the amounts set forth below:

2021 EAIP Performance Award		Incentive Opportunity as % of Base Salary		2021 Incentive
Name	Position	Target(1)	200% Payout(2)	Actual Payout	EAIP Payment(3)
Gregory A. Dufour	President & CEO	40.0%	80.0%	80.0%	$533,000
Gregory A. White	EVP, CFO	30.0%	60.0%	60.0%	—	(4)
William H. Martel	EVP, Technology & Support Services	30.0%	60.0%	60.0%	170,000
Timothy P. Nightingale	EVP, Chief Credit Officer	30.0%	60.0%	60.0%	195,000
Patricia A. Rose	EVP, Retail & Mortgage Banking	30.0%	60.0%	60.0%	164,000
(1)    Incentive opportunity for 2021 could range from 0% to 200% of target depending on Company and individual performance.
(2)    Represents the incentive payout based upon the Company’s 2021 actual NIBT, which was 123.8% of target, and resulted in a 200% payout opportunity at the stretch level for each named executive officer.
(3)     The EAIP payment is calculated using actual earned salary for 2021. Up to 20% of each payment may be applied to purchase shares under the Management Stock Purchase Program (“MSPP”).
(4)    Mr. White resigned as EVP, CFO of the Company for personal reasons, effective January 3, 2022, and was no longer eligible for a payout under the EAIP.

Management Stock Purchase Program (“MSPP”) — The MSPP is a sub-plan of the 2012 Equity and Incentive Plan and the program is available to employees at the level of vice president and above. This equity incentive compensation plan is designed to provide an opportunity for participants to receive restricted shares of our Common Stock in lieu of a portion of their annual cash incentive payments and to align employee and shareholder interests. Participants may elect to participate on a voluntary basis at either 10% or 20% of their annual cash bonus. Under individual stock ownership guidelines, the CEO and other named executive officers are required to participate in this plan at the 20% level until their individual stock ownership guideline has been met, then participation is voluntary. Restricted shares are granted at a discount to the fair market value of the stock on the date of the grant as determined by the Compensation Committee, and cliff-vest two years after the grant date if the participant remains employed at the Company for such period. Shares under the MSPP vest immediately provided the participant is age 65 with 5 years of service with the Company. If a participant terminates employment for reasons other than retirement prior to the vesting date, the participant forfeits the unvested shares and is reimbursed for the lesser of the amount originally used to purchase the restricted shares, or the current fair value of the shares on the date of termination. As with the other equity compensation programs, this program encourages investment in the Company and serves as a retention and recruitment tool.

For the 2021 MSPP stock award (issued on March 11, 2021), the discount to the fair market value of the stock on the date of grant was 25%, as approved by the Compensation Committee. On March 11, 2021, the following named executive officers applied up to 20% of their bonus under the 2020 EAIP to purchase shares, resulting in a total of 4,590 shares purchased under the MSPP at a price of $36.14 per share (a discount of $12.05 per share).

		2021 MSPP Stock Awards (for 2020 EAIP)
Name	Position	Number of Shares	Vesting Period
Gregory A. Dufour	President & CEO	2,084	2 Years
Gregory A. White(1)	EVP, CFO	553	2 Years
William H. Martel	EVP, Technology & Support Services	506	2 Years
Timothy P. Nightingale	EVP, Chief Credit Officer	794	2 Years
Patricia A. Rose	EVP, Retail & Mortgage Banking	653	2 Years
(1)    Mr. White resigned as EVP, CFO of the Company for personal reasons, effective January 3, 2022, and his unvested 2021 MSPP stock awards were forfeited.

Long-Term Incentive Program (“LTIP”)
Awards made under the LTIP are used to achieve multiple goals: (1) reward performance of predefined three-year performance goals; (2) align executive incentive compensation with increases in shareholder value; and (3) use equity compensation with multi-year vesting schedules to retain key employees. As of December 31, 2021, there were 9 participants in the LTIP, including the named executive officers. Upon Mr. White’s resignation, effective January 3, 2022, he was no longer eligible for a payout under the LTIP.

2021 – 2023 LTIP Design and Awards — The 2021 – 2023 LTIP consists of a combination of service-based equity awards in the form of restricted stock awards (50%) and performance-based equity awards in the form of performance shares (50%). This is designed to meet the Company’s objectives to reward executives for driving long-term performance, align executives with shareholder interests and bolster retention of high performing executives.

Each named executive officer has a predetermined target award level, which is reflected as a percentage of base salary at the beginning of the three-year period, determined based on competitive market data for each role.

Restricted stock awards vest one-third each year over a three-year vesting period. Performance-based equity awards (performance shares) cliff-vest at the end of each three-year performance period, if the predefined performance measures are met. Participants receive performance-based equity in accordance with the performance level achieved, paid in Company shares. If a minimum level of performance is not achieved, the performance-based grants are forfeited.

The Compensation Committee selected two financial metrics as the performance metrics for the performance shares granted in 2021 for the 2021 – 2023 LTIP awards: (1) diluted earnings per share (“EPS”) and (2) relative return on average equity (“ROAE”), each weighted equally. The diluted EPS financial metric will be evaluated relative to the predefined internal goals and the ROAE financial metric will be evaluated relative to an Industry Index.
•Diluted EPS: EPS is defined as reported diluted EPS after extraordinary items, if applicable. Performance will be measured based on cumulative EPS over the three-year performance period as reported in the Company’s audited financial statements against predefined internal goals. Performance between payout levels at or above threshold (i.e., between the predefined internal threshold, target and stretch levels) is calculated using a straight-line interpolation methodology.
•Relative ROAE: ROAE is defined as net income as a percentage of average equity as reported in the Company’s audited financial statements. ROAE performance is measured by the percentile rank of three-year average ROAE relative to an Industry Index (SNL Small Cap U.S. Bank Index, NYSE, NYSE MKT and NASDAQ-traded commercial banks with assets between $2 billion and $10 billion as of December 31, 2020). Performance between payout levels at or above threshold (i.e., between the threshold, target and stretch levels noted below) is calculated using a straight-line interpolation methodology.
◦Threshold level (50% of target): requires performance at the 55th percentile
◦Target level (100%): requires performance at the 65th percentile
◦Stretch level (200% of target): requires performance at or above the 85th percentile

The Compensation Committee set performance metrics for the 2021 – 2023 LTIP performance shares that focused on financial ratios and measures that were meaningful to shareholders. The performance metrics selected were based upon review of performance metrics used by banks in the Company’s proxy peer group, the Company’s long-term strategy and shareholder focus.

The grants awarded in 2021 for the 2021 – 2023 LTIP are summarized in the following table and reported in our “Grants of Plan-Based Awards” on page 55.

2021 – 2023 LTIP Grant
Name	Position	Grant as % of Salary	Total Value	Service-Based Shares Value(1)(2)	Performance-Based Shares Value(3)
Gregory A. Dufour	President & CEO	40%	$271,278	$135,639	$135,639
Gregory A. White(4)	EVP, CFO	25%	83,478	41,739	41,739
William H. Martel	EVP, Technology & Support Services	25%	70,800	35,400	35,400
Timothy P. Nightingale	EVP, Chief Credit Officer	25%	81,506	40,753	40,753
Patricia A. Rose	EVP, Retail & Mortgage Banking	25%	68,734	34,367	34,367
(1)     The values reported reflect the aggregate grant date fair value of the stock award, as determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 of the Company’s consolidated financial statements for the year ended December 31, 2021.
(2)     The restricted stock awards vest over a three-year period. The restricted stock issued to the named executive officers on April 27, 2021 amounted to: 2,889 shares for Mr. Dufour; 889 shares for Mr. White; 754 shares for Mr. Martel; 868 shares for Mr. Nightingale; and 732 shares for Ms. Rose. The number of shares granted was determined by taking the total value and dividing by the April 27, 2021 closing share price of $46.95.
(3)     The performance shares are tied to performance goals (see below) set at the beginning of the three-year performance period. The actual shares earned at the end of the three-year period will range from 0% to 200% of the target depending upon the Company’s actual performance against the three-year performance metrics. The value presented assumes achievement of target.
(4)    Mr. White resigned as EVP, CFO of the Company for personal reasons, effective January 3, 2022, and his unvested service-based and performance-based equity awards were forfeited.

2019 – 2021 Program Performance Share Results — The table below shows the performance metrics that will be used by the Compensation Committee to determine the performance share awards for the 2019 – 2021 LTIP performance period. The 2019 – 2021 LTIP is based on two performance metrics: (1) three-year cumulative diluted EPS, and (2) relative ROAE, measured by the percentile rank of three-year average ROE relative to an Industry Index measured by financial statements for such companies within the Industry Index (SNL Small Cap U.S. Bank Index, NYSE, NYSE MKT and NASDAQ traded commercial banks with assets of $2.0 billion to $10.0 billion as of December 31, 2018) weighted equally, as shown below. As of December 31, 2021, the performance shares payout for the three-year cumulative diluted EPS performance metric was above stretch and resulted in a payout of 200% of target for that component.

As of the date of this Proxy Statement the Compensation Committee was unable to determine the level of achievement of the Relative ROAE metric as all companies within the applicable Industry Index, described above, had not yet filed their respective December 31, 2021 year-end audited financial statements, which are required to complete the applicable performance calculations. The estimated total achievement is currently at 190.8%. Accordingly, payout for the 2019 – 2021 LTIP performance shares is expected to occur in April 2022 after such information has been made publicly available.

	Weighting	Threshold Level	Target Level	Superior Level	Actual End of Year 3	% of Target
Performance Metrics
Three-year Cumulative Diluted EPS	50%	$10.79	$11.22	$11.22	$12.24	200%
Relative ROAE (Percentile Rank)	50%	55th	65th	85th	(1)	(1)
(1)    As noted above, the determination of performance level for the relative ROAE metric is contingent on disclosure of applicable information by companies within the applicable Industry Index. As of the date of this Proxy Statement, such information has not been made publicly available.

Estimated Performance Shares to Vest Under the 2019 – 2021 LTIP for the Named Executive Officers:
Name	Position	2019 – 2021 Plan at 200% of Target: Three-year Cumulative Diluted EPS Component(1)	2019 – 2021 Plan at 181.5% of Target: Relative ROE Component(2)	Total Performance Shares Vested under 2019 – 2021 Plan(3)
Gregory A. Dufour	President & CEO	2,817	2,557	5,374
Gregory A. White	EVP, CFO	—	—	—	(4)
William H. Martel	EVP, Technology & Support Services	456	414	870
Timothy P. Nightingale	EVP, Chief Credit Officer	874	793	1,667
Patricia A. Rose	EVP, Retail & Mortgage Banking	711	645	1,356
(1)     Represents the performance shares vested under the 2019 – 2021 LTIP for the three-year cumulative diluted EPS component at 200% of target, determined using the Company’s closing market price of $43.98 on April 30, 2019 (the grant date for the 2019 – 2021 LTIP).
(2)     Represents the performance shares to be issued under the 2019 – 2021 LTIP for the Relative ROE component at 181.5% of target, determined using the Company's closing market price of $43.98 on April 30, 2019 (the grant date for the 2019 – 2021 LTIP). The Company’s Relative ROE performance to the Industry Index (SNL Small Cap U.S. Bank Index, NYSE, NYSE MKT and NASDAQ-traded commercial banks with assets of $2.0 billion to $10.0 billion as of December 31, 2019) is tracking at 181.5% of target as measured over the period January 1, 2019 – September 30, 2021.
(3)    As noted above, this assumes that the Relative ROE component of the 2019 – 2021 LTIP is earned at 181.5% of target, as based on actual performance measured through September 30, 2021. Actual awards to be earned for the Relative ROE component of the 2019 – 2021 LTIP will be based on final reported financial results of the companies within the Industry Index, defined above, and may be less than the level assumed herein. This performance determination is expected to occur in April 2022 after such information has been made publicly available.
(4)    Mr. White resigned as EVP, CFO of the Company for personal reasons, effective January 3, 2022, and his unvested performance-based equity awards under the 2019 – 2021 LTIP were forfeited.

Retirement and Other Benefits
We offer a qualified deferred compensation plan and a non-qualified executive deferred compensation plan to provide our employees tax-advantaged savings vehicles. The plans enhance our ability to attract and retain key employees by providing a comprehensive total rewards package. Discretionary matching contributions are provided to participants in both the qualified and non-qualified plans in an effort to encourage employees to save for retirement.

Camden National Corporation 401(k) Plan and Profit Sharing Contributions — All employees, including our named executive officers, are eligible to participate in the qualified deferred compensation plan, referred to as the Camden National Corporation 401(k) Plan. Participants may contribute pre- and post-tax savings contributions to the 401(k) Plan up to the maximum allowed by federal tax laws. The Company currently makes safe harbor matching contributions of up to 4% of an employee’s eligible compensation, and additional profit sharing contributions (at the discretion of the Board). For 2021, the profit sharing contribution was 3% of an employee’s eligible compensation, up to applicable IRS limits, and is scheduled to be contributed on behalf of employees in March 2022. Employee deferrals and matching contributions are immediately vested. Profit sharing contributions have a graduated six-year vesting schedule and once a participant has six years of service, contributions are 100% vested. Beginning with calendar year 2022, the Board suspended the profit sharing contribution for all employees, including the named executive officers, to partially offset the cost of the off-cycle wage adjustment provided to all employees, effective October 3, 2021.

Camden National Corporation Deferred Compensation Plan  — We maintain a non-qualified deferred compensation plan, referred to as the Camden National Corporation Deferred Compensation Plan, under which certain eligible employees who have otherwise exceeded annual IRS limitations for elective deferrals can continue to contribute to their retirement savings. This program is available to current participants in the EAIP, including the CEO and the other named executive officers. The plan allows for employer discretionary and/or supplemental contributions, with the intent to make contributions equal to what the executive could have earned under the 401(k) match and profit sharing on the amounts deferred, beyond the IRS limitations on annual compensation under qualified plans. The Company allows participants to direct the investment of funds deferred and the investment choices are similar to those available in the 401(k) Plan. The plan is a cost-effective way to provide another incentive for executives to stay with the Company over the long term. In 2021, two named executive officers elected to defer amounts under the plan. The Company provided a supplemental contribution for 2021 of $24,171 for Mr. Dufour and $7,647 for Mr. Nightingale. Refer to page 60 for further details.

Retiree Medical — Full-time employees qualify if they will be age 55 or older at time of retirement, have at least 20 years of service at time of retirement, and either reached age 50 or attained 15 years of service on or before December 31, 2013. Mr. Dufour and Mr. Nightingale will be eligible for retiree medical based on their age and current years of service.

Supplemental Executive Retirement Plan (“SERP”) and Defined Contribution Retirement Plan (“DCRP”) — The Compensation Committee recognizes the importance of financial security upon retirement and has in place two programs to assist executive officers in planning for retirement. The plans and programs in place help ensure that the executives, including the named executive officers, are focused on the Company’s financial well-being over the long-term. Income replacement at retirement is largely dependent on participation in the 401(k) Plan, the deferred compensation plan and the performance of these programs. It may be augmented with participation in the SERP and/or participation in the DCRP as described below. Effective January 1, 2008, the DCRP replaced the SERP for new executive officers.

We provided nonqualified, noncontributory, defined-benefit SERPs for certain highly compensated officers prior to 2008 when the SERP was closed to new participants. As of December 31, 2021, there were two active employees with SERP agreements, both are executive officers, one of which is Mr. Dufour. The SERP was designed to make up the shortfall (when compared to a non-highly compensated employee) in replacing income at retirement due to IRS compensation and benefit limits under the 401(k) Plan and Social Security. The SERP is designed to provide participants replacement income at retirement of 65% to 75% of their final average compensation. Page 59 provides detailed discussion of the SERP benefits provided to Mr. Dufour.

The DCRP is an unfunded deferred compensation plan that has been offered to the Company’s executive officers since 2008 in place of the aforementioned SERP. The Company’s executive officers, with the exception of Mr. Dufour, are participants in the DCRP. Annually, on or about March 15th, an amount equal to 10% of each participant’s annual base salary and cash incentives for the prior year are “credited” to an account administered by the Company in “deferred stock units” based on the price of Company stock on the day of the award. For each participant, vesting occurs ratably from the date of participation in the Plan until the participant turns 65. Upon retirement or termination, the vested portion of the account is paid out in shares of Company stock, less the equivalent number of shares withheld for the payment of taxes. The DCRP provides participants the option to receive, upon retirement or termination, a distribution of the vested portion of his or her account in (1) a lump sum stock distribution or (2) an annual stock distribution in installments over 5, 10, or 15 years.

Other Compensation and Benefits
The CEO is provided with a Company vehicle to use for business purposes, due to business travel expectations of the position, as well as the importance of his visibility in the community. The total amount of this item is reflected in the “All Other Compensation” column of the Summary Compensation Table on page 53.

Employment and Change in Control Agreements
The Company does not currently have any employment agreements with its named executive officers. The Company has entered into change in control (“CIC”) agreements with each named executive officer.

Additional details regarding the CIC agreements can be found in the narrative following the Pension Benefits table, and amounts that may be due to the named executive officers under these agreements are described and quantified in the section titled “Potential Payments Upon Termination or Change in Control” on page 63.

Stock Practice and Policy
Stock Ownership Guidelines — The Company has established stock ownership guidelines for the named executive officers, and stock must be owned outright to count toward meeting this requirement (i.e. unearned stock awards, including performance awards, nor unexercised stock options count towards meeting the Company’s stock ownership guidelines for its named executive officers). Mr. Dufour has met the requirement that he own four times his January 2009 annual base salary in Company stock by January 1, 2019. To meet the ownership requirements for their respective positions, other named executive officers must own one times their applicable initial base salary in Company stock after five years, and two times their applicable initial base salary after ten years.

The following table shows the named executive officer's stock ownership relative to the guidelines:

Name	Guideline (Multiple of Salary)	Status
Gregory A. Dufour	•4 times January 2009 Base Salary	Meets Requirement
Gregory A. White	•1 times April 2020 Base Salary by April 2025 •2 times April 2020 Base Salary by April 2030	Not applicable. Mr. White resigned as EVP, CFO of the Company for personal reasons, effective January 3, 2022.
William H. Martel	•1 times March 2020 Base Salary by March 2025 •2 times March 2020 Base Salary by March 2030	Initial Level Required by March 2025
Timothy P. Nightingale	•2 times January 2009 Base Salary	Meets Requirement
Patricia A. Rose	•1 times September 2017 Base Salary by October 2022 •2 times Base Salary by September 2027	Initial Level Required by September 2022

Timing of Equity Grants — Equity awards, such as stock options and restricted stock, and including grants under the MSPP, LTIP, and DCRP, are granted under the 2012 Equity and Incentive Plan. The Company traditionally has granted restricted stock in the first quarter of each fiscal year to reward performance for the prior year. Under the MSPP, the stock is granted as restricted stock in conjunction with the bonus payment in the first quarter. Performance-based equity grants under the LTIP are typically granted in the second quarter of each fiscal year and subsequently vest in the second quarter of a fiscal year contingent on results following the three-year performance cycle. Participants in the DCRP have an account administered by the Company that is credited with “deferred stock units” annually, on or about March 15, with 10% of each participant’s annual base salary and cash incentives for the prior year.

Clawback Policy — If the Company is required to prepare an accounting restatement due to material noncompliance with reporting requirements, the Compensation Committee may recover from any current or former executive officer who was paid during the three years preceding to the extent the compensation exceeds the compensation that would have been paid based on the restated financial statements.

Anti-Hedging and Pledging Restriction Policy — Directors and officers are prohibited from engaging in any hedging transactions and are discouraged from pledging shares of the Company’s Common Stock as collateral for a loan. Further information on the Company’s policy is discussed on page 30.

Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code (the “Code”) generally limits to $1 million the tax deduction available to public companies for compensation paid to executive officers. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, certain types of compensation were deductible if the requirements of Section 162(m) of the Code with respect to performance-based compensation were satisfied. The Tax Cuts and Jobs Act generally amended Section 162(m) to eliminate the performance-based compensation exception. The Compensation Committee considers the implications of Section 162(m) in structuring and managing executive compensation and generally intends to maximize the tax deductibility of compensation, but it retains discretion to structure executive compensation in the best overall interests of the Company and award compensation that exceeds deductibility limitations if deemed appropriate. As was the case prior to the enactment of the Tax Cut and Jobs Act, the Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation. Because corporate objectives may not always be consistent with the requirements of tax deductibility, the Compensation Committee is prepared, when it deems it appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m). Thus, deductibility will be one of many factors considered by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Tabular Disclosures Regarding Named Executive Officers
The following table summarizes compensation earned in the last three fiscal years by our principal executive officer, principal financial officers, and the three other most highly compensated executive officers (collectively, the “named executive officers”).

2021 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Gregory A. Dufour President and CEO	2021	$667,035	$—	$342,314	$479,723	$820,719	$66,118	$2,375,909
	2020	619,500	—	348,204	301,344	1,716,445	102,818	3,088,311
	2019	615,750	—	339,720	275,858	1,381,486	51,385	2,664,199
Gregory A. White EVP, CFO(6)	2021	334,059	—	115,709	—	—	23,647	473,415
	2020	222,500	50,000	143,990	80,012	—	18,200	514,702
William H. Martel EVP, Technology & Support Services	2021	283,461	—	145,342	136,011	—	23,174	587,988
Timothy P. Nightingale EVP, Chief Credit Officer	2021	326,240	—	127,489	195,000	53,022	32,464	734,215
	2020	314,951	6,500	160,977	114,819	7,110	46,761	651,118
	2019	306,058	—	133,681	115,651	20,582	29,032	605,004
Patricia A. Rose EVP, Retail & Mortgage Banking	2021	273,871	—	150,233	131,203	—	25,393	580,700
	2020	258,085	25,000	131,529	94,416	—	23,964	532,994
	2019	248,084	—	121,322	80,829	—	21,936	472,171
(1)    In 2020, Mr. White received a cash bonus upon joining the Company as EVP, CFO. In 2020, Mr. Nightingale and Ms. Rose were awarded a discretionary cash bonus for their contributions to the Company.
(2)     The following table describes each component of the “Stock Awards” column in the Summary Compensation Table for 2021:

	Stock Awards
	2021 – 2023 LTIP
Name	Performance Shares	Restricted Shares	MSPP	DCRP	Total
Gregory A. Dufour	$135,639	$135,639	$71,036	$—	$342,314
Gregory A. White	41,739	41,739	—	32,231	115,709
William H. Martel	35,400	35,400	45,319	29,223	145,342
Timothy P. Nightingale	40,753	40,753	—	45,983	127,489
Patricia A. Rose	34,367	34,367	43,729	37,770	150,233

The values reflected in the “2021 – 2023 LTIP Performance Shares” column do not necessarily represent a realized financial benefit for the named executive officer because the awards have not yet been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time that the performance shares are earned, if ever. For purposes of determining the value of the performance shares reported in the “2021 – 2023 LTIP Performance Shares” column, the Company assumed achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock under the 2021 – 2023 LTIP for each named executive officer, determined based on the closing market price of our stock of $46.95 on April 27, 2021 (grant date) and in accordance with ASC Topic 718. The potential maximum payout for Performance Shares for the 2021 – 2023 LTIP performance periods, at the superior performance level for each named executive officer are as follows: $271,278 for Mr. Dufour; $83,478 for Mr. White; $70,800 for Mr. Martel; $81,506 for Mr. Nightingale; and $68,734 for Ms. Rose.
The values reflected in the “2021 – 2023 LTIP Restricted Shares” column reflects the grant date fair value of restricted stock awards for 2021, as determined in accordance with ASC Topic 718. Awards were issued based on the closing market price of our stock on April 27, 2021 of $46.95.
The values in the “MSPP” column reflect: (1) an elected percentage by each named executive officer of the 2021 EAIP to purchase shares in March 2022 and (2) the estimated aggregate grant date fair value of stock awards associated with the

25% discount ($12.04 discount assuming a market price of $48.16 at December 31, 2021). For a more complete description of the stock awards, see “Compensation Discussion and Analysis.”
The values in the “DCRP” column reflect the aggregate grant date fair value of stock awards for 2021 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of the stock award, refer to Note 17 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2021. For a more complete description of the stock awards, see “Compensation Discussion and Analysis.”
(3)     Represents the amounts earned under the EAIP for 2021, which the Company paid in March 2022, less the incentive applied to acquire shares under the MSPP and reported in the "Stock Awards" column. See “Executive Annual Incentive Program” beginning on page 45 for a discussion of how these amounts were determined under this plan.
(4)    The amounts in this column reflect (i) the changes in value of the Company’s SERP maintained for Mr. Dufour, (ii) the changes in value of the deferred compensation plan for Messrs. Dufour and Nightingale, and (iii) the changes in value of the DCRP for Messrs. White, Martel, and Nightingale, and Ms. Rose, to the extent the change in value for the fiscal year was accretive to the participant. Refer to Note 18 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2021 for further discussion on the Company’s SERP. Refer to Note 17 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2021 for further discussion on the Company’s DCRP. No named executive officers participated in our received preferential or above-market earnings on deferred compensation.
(5)    The amounts in this column and detailed below for the year ended December 31, 2021 include: (i) 401(k) matching contributions and a 3% profit sharing contribution under the Company’s Retirement Savings Plan by the Company, (ii) a Company contribution to active participants of the deferred compensation plan, (iii) dividends paid on unvested stock awards and (iv) vehicle personal use benefit value.

	Employer Contribution
Name	401(k) and Profit Sharing	Nonqualified Plan	Dividend	Vehicle and Other	Total
Gregory A. Dufour	$20,300	$24,171	$16,177	$5,470	$66,118
Gregory A. White	20,300	—	3,347	—	23,647
William H. Martel	20,300	—	2,874	—	23,174
Timothy P. Nightingale	20,300	7,647	4,517		32,464
Patricia A. Rose	20,300	—	5,093	—	25,393

2021 GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes cash and stock grants made during 2021 to the named executive officers listed in the Summary Compensation Table:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory A. Dufour	EAIP	1/2/21	$53,363	$266,814	$533,628	—	—	—	—		—	$—	$—
	MSPP	3/11/21	—	—	—	—	—	—	2,084	(4)	—	—	25,112
	Performance Shares	4/27/21	—	—	—	1,445	2,889	5,778	—		—	—	135,639
	Restricted Shares	4/27/21	—	—	—	—	—	—	2,889	(6)	—	—	135,639
Gregory A. White	EAIP	1/2/21	—	—	—	—	—	—	—		—	—	—
	MSPP	3/11/21	—	—	—	—	—	—	553	(4)	—	—	6,664
	DCRP	3/15/21	—	—	—	—	—	—	675	(5)	—	—	32,231
	Performance Shares	4/27/21	—	—	—	445	889	1,778	—		—	—	41,739
	Restricted Shares	4/27/21	—	—	—	—	—	—	889	(6)	—	—	41,739
William H. Martel	EAIP	1/2/21	17,008	85,038	170,077	—	—	—	—		—	—	—
	MSPP	3/11/21	—	—	—	—	—	—	506	(4)	—	—	6,097
	DCRP	3/15/21	—	—	—	—	—	—	612	(5)	—	—	29,223
	Performance Shares	4/27/21	—	—	—	377	754	1,508	—		—	—	35,400
	Restricted Shares	4/27/21	—	—	—	—	—	—	754	(6)	—	—	35,400
Timothy P. Nightingale	EAIP	1/2/21	19,574	97,872	195,744	—	—	—	—		—	—	—
	MSPP	3/11/21	—	—	—	—	—	—	794	(4)	—	—	9,568
	DCRP	3/15/21	—	—	—	—	—	—	963	(5)	—	—	45,983
	Performance Shares	4/27/21	—	—	—	434	868	1,736	—		—	—	40,753
	Restricted Shares	4/27/21	—	—	—	—	—	—	868	(6)	—	—	40,753
Patricia A. Rose	EAIP	1/2/21	16,432	82,161	164,323	—	—	—	—		—	—	—
	MSPP	3/11/21	—	—	—	—	—	—	653	(4)	—	—	7,869
	DCRP	3/15/21	—	—	—	—	—	—	791	(5)	—	—	37,770
	Performance Shares	4/27/21	—	—	—	366	732	1,464	—		—	—	34,367
	Restricted Shares	4/27/21	—	—	—	—	—	—	732	(6)	—	—	34,367
(1)Amounts represent the range of possible incentive payouts under the 2021 EAIP. Mr. Nightingale met his stock ownership guidelines as of December 31, 2021 and elected not to participate. Mr. White resigned as EVP, CFO from the Company for personal reasons, effective January 3, 2022, and was no longer eligible for a payout under the EAIP. The actual amounts earned in 2021 and paid out in 2022, net of MSPP, are reflected in the Summary Compensation Table on page 53 and were as follows:

	Actual Payout Under Non-Equity Incentive Plans for Fiscal Year 2021
Name	EAIP	EAIP, net of MSPP
Gregory A. Dufour	$533,000	$479,723
Gregory A. White	N/A	N/A
William H. Martel	170,000	136,011
Timothy P. Nightingale	195,000	195,000
Patricia A. Rose	164,000	131,203
(2)Amounts represent the range of shares that may be released at the end of the three-year performance applicable to the 2021 – 2023 LTIP. Total long-term incentive award opportunities as a percentage of salary for each named executive officer are described in “Compensation Discussion and Analysis.” The number of shares was based on the percentage of base salary, effective February 28, 2021 and the Company’s closing market price of $46.95 on April 27, 2021, the grant date for the

2021 – 2023 LTIP. Mr. White forfeited all unvested LTIP awards, including the 2021 – 2023 LTIP award, in connection with his resignation, effective January 3, 2022.
(3)The values reported for the MSPP, DCRP and Restricted Shares reflect the aggregate grant date fair value of stock awards for 2021 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021.
The values reflected for Performance Shares do not necessarily represent a realized financial benefit for the named executive officer because the performance shares may not yet have been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time, if ever, that the performance shares are earned. For purposes of valuing the performance shares under the LTIP, the Company assumed achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock under the 2021 – 2023 LTIP for each named executive officer, determined based on the closing market price of our stock of $46.95 on April 27, 2021 (grant date) and in accordance with ASC Topic 718.
For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 34 of this proxy statement.
(4)Amount reflects either 10% or 20% of 2020 EAIP bonus used to purchase restricted shares on March 11, 2021 under the MSPP at $36.14 per share, a 25% discount of the closing market price of $48.19 on the date of the grant. These shares will cliff vest two years after the grant date.
(5)Amount reflects 10% of each participant’s annual base salary and cash incentives for the prior year in deferred stock units. Vesting occurs ratably from the date of participation in the DCRP until the participant turns 65. Mr. White forfeited all unvested deferred stock units in connection with his resignation, effective January 3, 2022.
(6)Amount reflects restricted stock award issued on April 27, 2021 based on a market price of $46.95, which vest ratably over a three-year period. Refer to discussion on “2021 – 2023 LTIP Grant” on page 48 for additional details of the grant.

In 2022, there were cash incentive payouts and participation in the MSPP for the 2021 EAIP and they are reflected in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” and “Stock Awards” columns. The EAIP and MSPP plans are described in detail under the heading “Executive Annual Incentive Program” on page 45 of this proxy statement.

2021 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes certain information with respect to all unvested performance-based and time-based restricted stock awards held by the named executive officers at December 31, 2021. Mr. White notified the Company on December 10, 2021 of his resignation as EVP, CFO of the Company for personal reasons and all of his unvested awards were forfeited on December 31, 2021 in connection with his resignation, effective January 3, 2022.

			Stock Awards
Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(1) ($)
Gregory A. Dufour	3/12/2020	MSPP(2)	2,978	$143,420	—	$—
	3/11/2021	MSPP(2)	2,084	100,365	—	—
	4/30/2019	Restricted Shares(3)	939	45,222	—	—
	4/28/2020	Restricted Shares(3)	2,579	124,205	—	—
	4/27/2021	Restricted Shares(3)	2,889	139,134	—	—
	4/30/2019	Performance Shares(4)	—	—	2,817	135,667
	4/28/2020	Performance Shares(4)	—	—	3,869	186,331
	4/27/2021	Performance Shares(4)	—	—	2,889	139,134
			11,469	$552,346	9,575	$461,132
William H. Martel	3/11/2021	MSPP(2)	506	$24,369	—	$—
	4/15/2020	Restricted Shares(3)	260	12,522	—	—
	4/28/2020	Restricted Shares(3)	656	31,593	—	—
	4/27/2021	Restricted Shares(3)	754	36,313	—	—
	Various	DCRP(5)	569	27,403	—	—
	4/15/2020	Performance Shares(4)	—	—	455	21,913
	4/28/2020	Performance Shares(4)	—	—	984	47,389
	4/27/2021	Performance Shares(4)	—	—	754	36,313
			2,745	$132,200	2,193	$105,615

			Stock Awards
Name	Grant Date	Plan	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(1) ($)
Timothy P. Nightingale	3/12/2020	MSPP(2)	555	$26,729	—	$—
	3/11/2021	MSPP(2)	794	$38,239	—	—
	4/30/2019	Restricted Shares(3)	292	14,063	—	—
	4/28/2020	Restricted Shares(3)	824	39,684	—	—
	4/27/2021	Restricted Shares(3)	868	41,803	—	—
	Various	DCRP(5)	959	46,185	—	—
	4/30/2019	Performance Shares(4)	—	—	874	42,092
	4/28/2020	Performance Shares(4)	—	—	1,236	59,526
	4/27/2021	Performance Shares(4)	—	—	868	41,803
			4,292	$206,703	2,978	$143,421
Patricia A. Rose	3/12/2020	MSPP(2)	872	$41,996	—	$—
	3/11/2021	MSPP(2)	653	31,448	—	—
	9/11/2017	Restricted Shares(3)	257	12,377	—	—
	4/30/2019	Restricted Shares(3)	237	11,414	—	—
	4/28/2020	Restricted Shares(3)	677	32,604	—	—
	4/27/2021	Restricted Shares(3)	732	35,253	—	—
	Various	DCRP(5)	1,876	90,348	—	—
	4/30/2019	Performance Shares(4)	—	—	711	34,242
	4/28/2020	Performance Shares(4)	—	—	1,015	48,882
	4/27/2021	Performance Shares(4)	—	—	732	35,253
			5,304	$255,440	2,458	$118,377
(1)Based on the Company’s closing share price of $48.16 at December 30, 2021, the last business day of the calendar year.
(2)These shares cliff-vest two years from the grant date.
(3)Represents restricted stock awards that vest ratably over a three-year or five-year period.
(4)Represents shares that may be released at the end of each applicable three-year performance period. These amounts do not necessarily represent a realized financial benefit for the named executive officers because the performance shares have not necessarily been earned. The target performance level has been used to determine the number of shares for the 2019 – 2021, 2020 – 2022 LTIP and 2021 – 2023 LTIP.
(5)Stock units awarded under the DCRP with vesting ratably from the date of participation in the DCRP until the participant turns 65.

2021 OPTION EXERCISES AND STOCK VESTED TABLE

The following table summarizes the number of shares acquired and the dollar amounts realized by the named executive officers during 2021 upon the exercise of stock options and vesting of shares of restricted stock:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
Gregory A. Dufour	—	$—	9,122	$380,740
Gregory A. White	—	—	1,291	61,044
William H. Martel	—	—	1,072	50,680
Timothy P. Nightingale	—	—	4,165	197,575
Patricia A. Rose	—	—	3,145	133,346
(1)Represents the aggregate number of shares acquired upon exercise of vested options without taking into account any shares that may have been surrendered or withheld to cover the option exercise price or applicable tax obligations.
(2)Represents the aggregate number of shares acquired upon exercise of vested options multiplied by the difference between the closing market price on the date of exercise and the exercise price.
(3)Represents the aggregate number of shares acquired under MSPP, LTIP, DCRP and/or general restricted shares upon vesting without taking into account any shares that may have been surrendered or withheld to cover applicable tax obligations.
(4)Represents the shares or units that vested multiplied by the closing market price on the applicable vesting date.

2021 PENSION BENEFITS TABLE

The following table summarizes the pension benefits for each of the named executive officers during 2021:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Gregory A. Dufour	Supplemental Executive Retirement Program	21	$8,361,196	$—
Gregory A. White	—	—	—	—
William H. Martel	—	—	—	—
Timothy P. Nightingale	—	—	—	—
Patricia A. Rose	—	—	—	—
(1)Represents the present value of accumulated benefits payable to each of the named executive officers, determined using interest rate and mortality rate assumptions consistent with those used in Note 18 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2021. The present value is expressed as a lump sum; however, outside of a change in control, the SERP generally does not provide for payment of benefits in a lump sum, but rather payment in the form of an annuity with monthly benefit payments. The present value calculation assumes an annual benefit commencing upon age 63 equal to $584,201 for Mr. Dufour.

Mr. Dufour is the only named executive officer who is a participant in the SERP. Under the SERP, an executive is required to have five years of service to be eligible for a vested benefit under the existing SERP. Participants in this SERP may receive upon retirement at age 55 or older, a monthly lifetime benefit (with 15 years guaranteed) that is calculated based on targeting up to 65% of the participant’s average salary and annual incentive bonus for the 36 consecutive months of employment during which the participant’s compensation was the highest, factoring in years of service, and allowing for reductions relative to (i) 50% of the participant’s projected primary Social Security benefits; (ii) the benefit from the portion of the participant’s 401(k) arising from employer contributions plus earnings; (iii) the benefit from the distribution and projected earnings resulting from the termination of the Company’s defined benefit pension plan in 2001; and (iv) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding deferred compensation, stock options and the annual incentive bonus plan. A total retirement benefit cap of 75% was instituted for participants when years of service exceed 25 years. The SERP provides for a 15-year guaranteed benefit starting at age 65 for vested participants who leave the Company prior to age 55. The SERP refers to the normal retirement age as age 65; however, the plan allows for early retirement at age 55. Mr. Dufour is eligible for early retirement as of December 31, 2021. If the executive retires before age 62, the accrued benefit is reduced by the early commencement factor that starts at 64% at age 55 up to 100% at age 62. Benefits are also reduced for executives who retire with less than 25 years of service.

2021 NONQUALIFIED DEFINED CONTRIBUTION TABLE (DCRP)

The following table summarizes contributions to the nonqualified defined contribution retirement plan for each of the named executive officers during 2021:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
Gregory A. Dufour(4)	$—	$—	$—	$—	$—
Gregory A. White	—	32,231	277	—	32,508
William H. Martel	—	29,223	251	—	29,474
Timothy P. Nightingale	—	45,983	168,850	—	701,691
Patricia A. Rose	—	37,770	26,991	—	141,831
(1)     Represents the grant date fair value of deferred stock units credited under the DCRP in 2021 and determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 17 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2021. For a more complete description of the stock awards, see “Compensation Discussion and Analysis” starting on page 34 of this proxy statement. Such contributions are also reported as compensation in the Summary Compensation Table on page 53. Prior year contributions included in the “Aggregate Balance at Last Fiscal Year End” column have also been reported as compensation in the Summary Compensation Table with respect to the fiscal years to which such contributions relate.
(2)     Represents the change in value of vested and unvested deferred stock units credited under the DCRP, based on the price of the Company’s shares at December 31, 2021. The Company’s closing share price at December 31, 2020 was $35.78 and at December 31, 2021 was $48.16. Mr. White forfeited all unvested deferred stock units on December 31, 2021 in connection with his resignation, effective January 3, 2022.
(3)    Represents the value of vested and unvested deferred stock units credited under the DCRP, based on the Company’s closing share price at December 30, 2021 (last business day) of $48.16. For a description of vesting terms and conditions relating to the DCRP, see page 50 of this proxy statement. The number of vested deferred stock units credited under the DCRP at December 31, 2021 for the named executive officers was as follows:

Name	Vested Shares
Gregory A. Dufour	—
Gregory A. White	75
William H. Martel	43
Timothy P. Nightingale	13,611
Patricia A. Rose	1,069
(4)    Mr. Dufour is not a participant in the DCRP because he is a participant in the SERP.

2021 NONQUALIFIED DEFERRED COMPENSATION TABLE

The Camden National Corporation Deferred Compensation Plan allows executives to defer up to 80% of salary and/or annual incentive bonus, after payment of FICA/Medicare taxes. In 2021, two named executive officers elected to defer amounts under the plan. Deferred amounts are invested at the discretion of the participant in the same investment options as made available under the Company's 401(k) Plan. The Company’s obligations with respect to the deferred amounts are payable from its general assets. The assets are at all times subject to the claims of the Company’s general creditors.

The following table summarizes the nonqualified deferred compensation for each of the named executive officers during 2021:

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Gregory A. Dufour	$39,000	$24,171	$28,156	$—	$612,450
Gregory A. White	—	—	—	—	—
William H. Martel	—	—	—	—	—
Timothy P. Nightingale	51,500	7,647	53,022	—	537,631
Patricia A. Rose	—	—	—	—	—
(1)     Represents the voluntary deferral of salary and bonus payments during 2021. Salary amounts are disclosed in the Summary Compensation Table under the year 2021. Bonus amounts are disclosed in the Summary Compensation Table under the year 2021.
(2)     Represents amounts that would have been contributed by the Company under the 401(k) Plan, but for certain IRS limitations. The Company contributions reported above were paid in 2022 for the 2021 fiscal year and are also disclosed in the Summary Compensation Table under “All Other Compensation” in 2021. Refer to discussion of deferred compensation plan under “Retirement and Other Benefits” starting on page 50 of this proxy statement.
(3)     The following table shows the investment options available for the named executive officers under the deferred compensation plan and each fund’s annual rate of return for the year ended December 31, 2021:

Investment Option	Year Ended December 31, 2021 Rate of Return
Federated Hermes US Treasury Cash Reslnst	—%
Vanguard Short-Term Bond Index Adm	(0.99)%
Vanguard Total Bond Market Index Adm	(1.67)%
American Century Inflation Adjusted Bond Inv	6.65%
Dodge & Cox Income	(0.91)%
Vanguard Windsor II Adm	29.08%
Vanguard 500 Index Admiral	28.66%
Fidelity Contrafund	24.14%
Fidelity Low-Priced Stock	24.73%
T. Rowe Price Mid-Cap Growth	15.19%
Vanguard Small Cap Index Adm	17.73%
T. Rowe Price New Horizons	9.82%
Dodge & Cox International Stock	11.03%
Vanguard International Growth Adm	(0.74)%
Vanguard Target Retirement 2015	5.81%
Vanguard Target Retirement 2020	8.29%
Vanguard Target Retirement 2025	9.95%
Vanguard Target Retirement 2030	11.52%
Vanguard Target Retirement 2035	13.12%
Vanguard Target Retirement 2040	14.74%
Vanguard Target Retirement 2045	16.29%
Vanguard Target Retirement 2050	16.59%
Vanguard Target Retirement 2055	16.54%
Vanguard Target Retirement 2060	16.56%
Vanguard Target Retirement 2065	16.56%
Vanguard Instl Trgt Retire Inc Instl	5.34%

Change in Control Agreements
The Company entered into CIC agreements with each of the named executive officers as well as other key employees. The agreements may require us to make payments to these individuals in the event of the termination of their employment following a change in control. Many of our executive compensation, benefit, and deferred compensation plans provide the named executive officers with certain rights or the right to receive payments in the event of the termination of their employment.

Under the current CIC agreements, if the executive is terminated by the Company without “cause” (as defined in the CIC agreements) or resigns for “good reason” (as defined in the CIC agreements), each within the period beginning three months prior to and ending two years following a change in control, then the executive shall be entitled to cash severance and benefits for a period of 36 months for the CEO and 24 months for the other named executive officers. Each executive’s total cash severance will be equal to three times, in the case of the CEO, or two times, in the case of each of the other named executive officers, the sum of (i) the executive’s base salary, plus (ii) the three-year average bonus. Such cash severance shall be payable during the applicable benefit period. Payment of the cash severance would commence within 30 days of the executive’s qualifying termination. In addition, pursuant to the CIC agreements, the Company shall also continue to pay the applicable employer portion of premiums with respect to group medical health plan coverage for the executive and such executive’s eligible dependents during the shorter of the applicable benefit period or the maximum period permitted under COBRA. The CIC agreements allow for a return of payments if it is determined that the executive at any time misrepresented any financial information and such payment would be payable to the Company within 30 days of such notice of misrepresentation and any future payments under the CIC agreement would be forfeited upon receipt of such misrepresentation notice. If a named executive officer incurs an involuntary termination of employment or a termination of employment for good reason after the occurrence of a change in control while his or her agreement is in effect, he or she would not be entitled to severance pay or benefits under any company severance plan or program other than his or her CIC agreement.

Each CIC agreement contains six month post-employment non-solicitation and non-competition obligations, with the CEO at one year. Any executive who breaches these covenants forfeits any future payments or benefits.

In addition, these CIC agreements contain a provision which provides that any payments otherwise due to the executive in connection with a change in control shall be reduced to the extent necessary to avoid the application of the excise tax provisions under Section 4999 of the Internal Revenue Code, but only if such reduction would result in the executive retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid (commonly referred to as a “net-better cutback”).

The following table outlines the provision of the CIC agreements:

Provision	CIC Agreements
Protection Period	• Begins three months prior and ends 24 months following a change in control
Benefit Period	• CEO: 36 months • Other named executive officers: 24 months
Severance Multiple and Components
• CEO: 3.0x base salary and three-year bonus average
• Other named executive officers: 2.0x base salary and three-year bonus average
• Continuation of group medical health plan coverage at active employee rates

280G/4999 Excise Tax Treatment	• “Best-net-benefit” provision
Restrictive Covenants	• CEO: 12 month non-compete and non-solicit agreement • Other named executive officers: 6 month non-compete and non-solicit agreement
Equity Acceleration (DCRP, LTIP, MSPP, RSA, RSU, and Stock Options)	• Double-trigger
SERP lump sum distribution	• A lump sum payment at the accrued benefit in the event a participant is terminated upon a change in control.

Change in control shall have the meaning provided in the Company’s 2012 Equity and Incentive Plan, as amended from time to time.

The CIC agreements may be terminated by the Company effective December 31, 2021, if the Company takes action 90 days prior to that date. If no such action is taken, each CIC agreement’s termination date will automatically extend to December 31 of each following year unless action is taken by the Company to terminate such CIC agreements at least 90 days prior to such termination date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table quantifies the benefits that would have been payable to our named executive officers upon death or disability and under their CIC agreements using the five year period ending December 31, 2021 for purposes of computing any Section 280G limitation (if applicable), as if the event described to trigger their benefits had occurred as of December 31, 2021. Mr. White is not included in the table as he notified the Company on December 10, 2021 of his resignation as EVP, CFO of the Company for personal reasons, effective January 3, 2022. The termination events discussed in the table below did not apply to Mr. White’s resignation, Mr. White did not receive any payments upon his resignation, and Mr. White forfeited all of his unvested awards, as discussed above.

	Gregory A. Dufour	William H. Martel	Timothy P. Nightingale	Patricia A. Rose
Death or Disability
DCRP Restricted Stock Acceleration(1)	$—	$27,403	$46,185	$90,348
Restricted Stock Acceleration(2)	308,561	80,427	95,549	91,648
Total	$308,561	$107,830	$141,734	$181,996
Termination Without Cause or Resignation for Good Reason in connection with a Change in Control
Cash Severance Payment(3)	$3,019,515	$644,562	$920,187	$781,856
Continuation of Health Benefits(4)	38,434	38,126	23,487	37,918
DCRP Restricted Stock Acceleration(1)	—	27,403	46,185	90,348
Restricted Stock Acceleration(2)	308,561	80,427	95,549	91,648
MSPP Stock Acceleration(5)	99,529	6,082	23,424	29,658
Performance Stock Acceleration(6)	341,198	87,394	107,236	88,679
SERP lump sum distribution in excess of accrued benefit(7)	3,380,316	—	—	—
Total(8)	$7,187,553	$883,994	$1,216,068	$1,120,107
(1)Under the DCRP, each unvested deferred stock unit becomes fully vested upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested deferred stock units were assumed to have a value equal to the closing price per share of $48.16 at December 30, 2021 (last business day).
(2)Represents outstanding restricted stock awards which become fully vested and exercisable upon (i) a termination without cause or resignation for good reason in connection with a change in control, (ii) death or (iii) disability. For purposes of this table, the unvested restricted shares were assumed to have a value equal to the closing price per share of $48.16 at December 30, 2021 (last business day).
(3)Represents the value of (i) 36 months of base salary and (ii) average of three-year annual bonus for Mr. Dufour, and (a) 24 months of base salary and (b) average of three-year annual bonus for the other named executive officers, payable according to the Company’s regular payroll schedule, and which would be reduced by standard withholding and authorized deductions per the CIC agreements.
(4)Represents the value of (i) 18 months of healthcare benefits and 18 months’ equivalent grossed up for taxes for Mr. Dufour and (ii) 18 months of healthcare benefits and six months’ equivalent grossed up for taxes for the other named executive officers, per the CIC agreements.
(5)Represents outstanding MSPP stock awards which become fully vested and exercisable upon a termination without cause or resignation for good reason in connection with a change in control. For purposes of this table, the unvested in-the-money MSPP stock awards were assumed to have a value equal to the closing price per share of 48.16 at December 30, 2021 (last business day).
(6)In the event a participant has a qualifying termination event within six months after a change in control, the participant shall be entitled to an additional award up to the maximum payout level for the performance shares under the LTIP. For purposes of this table, LTIP shares were assumed to have a value equal to the closing price per share of $48.16 on December 30, 2021 (last business day).

(7)In the event of a change in control, under the SERP, Mr. Dufour would be entitled to receive a lump sum distribution in the amount of the accrued benefit, calculated using the one-year Treasury bill rate for the discount factor. Accordingly the amounts reflected in the table above reflects the excess of the accrued benefit payable upon a change in control, calculated using the discount rate of 0.10%, over the present value of the accumulated benefit set forth in the “Pension Benefits Table” on page 59.
(8)In the event the executive would become subject to an excise tax under Section 4999 of the Code imposed on parachute payments (within the meaning of Section 280G of the Code), the amounts payable as described above in connection with a change in control would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive.

PAY RATIO DISCLOSURE

The annual total compensation for 2021 was $2,375,909 for our CEO and $55,302 for our median employee. The resulting ratio of our CEO’s pay to the pay of our median employee for 2021 is 43 to 1.

We identified the median employee by using wages from our payroll records as reported to the IRS on Form W-2 for fiscal 2021 for all individuals, excluding our CEO, who were employed by us on December 31, 2021, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis. We annualized the compensation for full-time and part-time employees that were not employed by us for all of 2021.

We calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table in this proxy statement. In our 2021 Summary Compensation Table we report annual cash incentive and MSPP paid to our CEO in 2022 for performance in 2021. Our median employee participated in a cash incentive plan that paid periodically during 2021 and we used the amounts received in 2021 for median employee’s annual total compensation.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply in compliance with Item 402(u) of Regulation S-K, this information should not be used as a basis for comparison between different companies.

STOCK OWNERSHIP AND OTHER MATTERS

Common Stock Beneficially Owned by any Entity with 5% or More of Common Stock and Owned by Directors and Executive Officers
As of the Record Date, there were 14,780,310 shares of the Company’s Common Stock beneficially owned and entitled to vote, by approximately 1,100 shareholders of record. The number of record holders does not reflect the number of persons or entities holding stock in nominee name through banks, brokerage firms and other nominees. The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of the Company’s Common Stock, based upon reports on Schedule 13G filed with the SEC on or before the Record Date, (ii) each current director of the Company and each nominee for director, (iii) each named executive officer of the Company, and (iv) all current directors of the Company, all nominees for director and all current executive officers of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of the Company’s Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him, her or it as set forth opposite his, her or its name.

	Amount and Nature of Beneficial Ownership		Percentage of Common Shares Outstanding
5% or Greater Shareholders:
FMR LLC
245 Summer Street, Boston, MA 02210	1,330,105	(1)	9.00%
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	1,188,696	(2)	8.04%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One, Austin, TX 78746	752,265	(3)	5.09%
Directors, Nominees and Named Executive Officers:
Ann W. Bresnahan	49,710	(4)	*
Craig N. Denekas	6,238		*
Gregory A. Dufour	107,931	(5)	*
David C. Flanagan	17,978		*
S. Catherine Longley	7,398		*
William H. Martel	3,692	(5)	*
Marie J. McCarthy	4,596		*
Timothy P. Nightingale	42,352	(5)	*
James H. Page, Ph.D.	6,050		*
Patricia A. Rose	8,113	(5)	*
Robin A. Sawyer, CPA	6,245		*
Carl J. Soderberg	76,972		*
Lawrence J. Sterrs	7,415		*
Gregory A. White	1,858		*
All directors, nominees, and current executive officers as a group (19 persons)	392,575	(6)	2.66%
* Less than 1%.
(1)    FMR LLC (“FMR”) reports sole power to vote or direct the vote over 636,118 shares and sole power to dispose or direct the disposition of 1,330,105 shares. Information related to FMR is based solely on our review of the Schedule 13G/A filed by FMR with the SEC on February 9, 2022, reporting beneficial ownership as of December 31, 2021.
(2)    Blackrock, Inc. (“Blackrock”) reports sole power to vote or direct the vote over 1,145,644 shares and sole power to dispose or direct the disposition of 1,188,696 shares. Information related to Blackrock is based solely on our review of the Schedule 13G/A filed by Blackrock with the SEC on February 7, 2022, reporting beneficial ownership as of December 31, 2021.
(3)    Dimension Fund Advisors LP (“Dimension”) reports sole power to vote or direct the vote over 728,110 shares and sole power to dispose or direct the disposition of 752,265 shares. Information related to Dimension is based solely on our review of the Schedule 13G/A filed by Dimension with the SEC on February 8, 2022, reporting beneficial ownership as of December 31, 2021.
(4)    Includes 10,000 shares owned by Ms. Bresnahan’s spouse.
(5)    Includes unvested restricted and MSPP shares as they provide the holder with voting rights. Refer to “2021 Outstanding Equity Awards at Fiscal Year-End (Stock Awards)” for details of unvested restricted and MSPP shares for each named executive officer.
(6)    Includes 1,811 shares of common stock issuable to current executive officers upon vesting of restricted stock units within 60 days of February 22, 2022.

Solicitation of Proxies
The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone by the Company’s directors and officers, who will not be specially compensated for such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with that solicitation.

By Order of the Board of Directors
Ann W. Bresnahan, Secretary
March [●], 2022

ANNEX A
CAMDEN NATIONAL CORPORATION
2022 EQUITY AND INCENTIVE PLAN
Table of Contents

GENERAL PURPOSE OF THE PLAN
The name of the plan is the Camden National Corporation 2022 Equity and Incentive Plan (the “Plan”). The purpose of the Plan is to enable Camden National Corporation (the “Company”) and its Subsidiaries to (1) attract, retain and motivate the officers, Employees, Independent Directors and other key persons (including consultants) of the Company; (2) align the interests of such persons with the Company’s stockholders; and (3) promote ownership of the Company’s equity. The Plan is intended to replace the Company’s 2012 Equity and Incentive Plan, as amended (the “2012 Plan”), and as of the Effective Date, no further awards shall be granted under the 2012 Plan. Awards outstanding under the 2012 Plan shall remain outstanding in accordance with their terms and the 2012 Plan.
SECTION 1DEFINITIONS
For purposes of the Plan, the following terms shall be defined as set forth below:
“Award” means an award granted under the Plan, including Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Awards, Dividend Equivalent Rights, other stock-based or cash-based Awards, and Performance-Based Awards.
“Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and conditions applicable to Awards granted under the Plan to such grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.
“Board” means the Board of Directors of the Company.
“Cause” shall have the same meaning as in the grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Cause” means: (i) the commission by the grantee of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the grantee of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the grantee of an act of fraud in the performance of the grantee’s duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the grantee to perform the grantee’s duties to the Company or any Subsidiary (other than any such failure resulting from the grantee’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of or agreement with a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the grantee’s Service with the Company or any Subsidiary.
“Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing Stock.
“Change of Control” means the occurrence of any one of the following events:
(i)    any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such
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term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or
(ii)    persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided, further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
(iii)    the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or
(iv)    the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50% or more of the combined voting power of all then-outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50% or more of the combined voting power of all then-outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations. Any reference to a particular section of the Code shall include a reference to any successor section of the Code.
“Committee” is defined in Section 2(a).
“Director” means a member of the Board of Directors of the Company or a Subsidiary.
“Dividend Equivalent Right” means an Award granted pursuant to Section 6(b).
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“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 28.
“Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, and the rules and regulations thereunder.
“Fair Market Value” of a share of Stock means the closing price on the applicable date if that date is a trading date, or the closing price on the trading date immediately prior to the date if the applicable date is not a trading date, as quoted by National Association of Securities Dealers Automated Quotations (“NASDAQ”), or any other exchange on which the Stock is traded. If the Stock ceases to be readily tradable, the fair market value on the applicable date shall be the value determined in accordance with a valuation methodology approved by the Committee and in accordance with the Treasury Regulations issued under Code Section 409A, unless determined as otherwise specified herein.
“Good Reason” shall have the same meaning as in the grantee’s written employment agreement (or other similar written agreement) with the Company or a Subsidiary. In the absence of such a definition, “Good Reason” means the occurrence of any of the following in the absence of the grantee’s written consent: (i) a material diminution in the grantee’s annual base salary, which shall mean a reduction in the grantee’s salary of at least ten percent (10%), unless such diminution applies to all similarly situated employees or (ii) a material diminution in the grantee’s authority, duties or responsibilities with the Company as in effect immediately before a Change of Control, other than an isolated and insubstantial action not taken in bad faith. The grantee is required to provide notice to the Company of the condition giving rise to Good Reason within a period not to exceed ninety (90) days of the initial existence of the condition. The Company shall have thirty (30) days from the date of any notice from the grantee alleging that a Good Reason condition exists to remedy the Good Reason condition. If the Company fails to remedy the Good Reason condition within thirty (30) days, the grantee may separate from Service for Good Reason, unless the Company disagrees that a Good Reason condition exists.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” within the meaning of Sections 421 and 422 of the Code or any successor provision thereto.
“Independent Director” means a member of the Board who (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former Employee of the Company who receives compensation for prior services (other than benefits under a Qualified Retirement Plan) during the taxable year; (iii) has not been an officer of the Company; (iv) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended, or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended, or any successor provision thereto. The term Independent Director shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.
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“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 7.
“Performance-Based Award” means any Award granted pursuant to Section 11(b).
“Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
“Restricted Stock” means any Award granted pursuant to Section 9.
“Restricted Stock Unit” means any Award granted pursuant to Section 10.
“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.
“Stock” means the Common Stock, no par value, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means any Award granted pursuant to Section 8.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.
“Ten Percent Stockholder” means a person owning Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any Subsidiary or parent corporation of the Company.
“Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.
SECTION 2ADMINISTRATION
(a)Committee. The Plan shall be administered by the members of the Compensation Committee of the Company who are Independent Directors (the “Committee”); provided that if the Committee consists of fewer than three Independent Directors, then the Board shall appoint to the Committee such additional Independent Directors as shall be necessary to provide for a Committee consisting of at least three Independent Directors. Any members of the Committee who do not qualify as Independent Directors shall abstain from participating in any discussion to make or administer Awards that are made to grantees who at the time of consideration for such Award are persons subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual, or individuals to whom the Committee has delegated its duties and powers. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its sole discretion, at any time or from time to time, take any action and exercise any power, privilege or
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discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
(b)Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, other stock-based or cash-based Awards and Performance-Based Awards, or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)subject to the provisions of Section 7(e), to extend at any time the period in which Stock Options may be exercised;
(vii)to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee, and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and
(viii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable, including component plans; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.
(c)Delegation of Authority to Grant Awards. Subject to applicable law, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.
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(d)Committee Action. The Committee shall take such action, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, grantees and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same on its behalf.
(e)Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee and each person to whom the Committee or the Board delegates or has delegated authority under this Plan shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person; provided that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute or regulation. The foregoing shall not be exclusive of (i) any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless, and/or (ii) any rights under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.
SECTION 3STOCK ISSUABLE UNDER THE PLAN
(a)Stock Issuable. Subject to the other provisions of this Section 3, the total number of shares of Stock reserved and available for issuance under the Plan shall be 500,000, plus shares of Stock that are subject to awards granted under the 2012 Plan that cease to be subject to such awards by forfeiture or otherwise after the Effective Date. Shares of Stock subject to awards that are assumed, converted or substituted under the Plan as a result of the Company or a Subsidiary’s acquisition of another company (including by way of merger, combination or similar transaction) shall not count against the number of shares that may be granted under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.
(b)No Fractional Shares. Only whole shares of Stock shall be delivered under the Plan. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
(c)Replacement of Stock. Shares of Stock subject to an Award that is forfeited (including any Restricted Stock repurchased by the Company at the same price paid by the grantee so that such shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement, will be available for future grants of Awards under the Plan and will be added back in the same number of shares of
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Stock as were deducted in respect of the grant of such Award. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards will not be counted against the shares of Stock available for issuance under the Plan. Shares of Stock tendered by a grantee or withheld by the Company in payment of the exercise price of a Stock Option or to satisfy any tax withholding obligation with respect to an Award will not be available again for Awards.
(d)Changes in Stock. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Restricted Stock, (ii) the number of shares of Stock as to which Stock Options or Stock Appreciation Rights that can be granted to any one individual, (iii) the number and kind of shares or other securities subject to any then-outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock, and (v) the exercise or strike price for any then-outstanding Stock Options and Stock Appreciation Rights under the Plan. The adjustment by the Committee shall be final, binding and conclusive.
The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan; provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Stock Option within the meaning of Section 424(h) of the Code.
For any Stock Options or Stock Appreciation Rights issued hereunder, any changes in the capital structure of the Company under this Section 3(d) must be made proportionately in compliance with Treasury Regulations Section 1.409A-1(b)(5)(v), so that such Stock Options or Stock Appreciation Rights remain exempt from the application of Code Section 409A.
SECTION 4ELIGIBILITY
Grantees under the Plan will be such Employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.
SECTION 5TYPES OF AWARDS UNDER THE PLAN
Awards may be made under the Plan in the form of cash-based or stock-based Awards. Stock-based Awards may be in the form of any of the following, in each case in respect of Stock:
(a)Dividend Equivalent Rights,
(b)Stock Options,
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(c)Stock Appreciation Rights,
(d)Restricted Stock,
(e)Restricted Stock Units,
(f)Performance-Based Awards, and
(g)Other Stock-Based or Cash-Based Awards. (as further described in Section 12) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.
AWARDS UNDER THE PLAN
SECTION 6GENERAL PROVISIONS APPLICABLE TO AWARDS
(a)Agreements Evidencing Awards. Each Award granted under the Plan shall be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate, including the effect of a termination of Service on the continuation of rights and benefits available under an Award. Unless otherwise set forth herein, the Committee may grant Awards in tandem with or, subject to Section 21, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the grantee.
(b)Dividend Equivalent Rights. The Committee may include in the Award Agreement with respect to any Award a Dividend Equivalent Right entitling the grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares covered by such Award if such shares had been delivered pursuant to such Award or as a freestanding Award. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A of the Code), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate; provided that in no event may such payments be made unless and until the Award to which they relate vests. The grantee of a Dividend Equivalent Right will only have the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement.
(c)No Rights as a Stockholder. No grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of the Company with respect to Stock subject to an Award until the delivery of such Stock. Except as otherwise provided in Section 3(d), no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Stock, other securities or other property) for which the record date is before the date the Certificates for the Stock are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the grantee’s ownership of such Stock.
(d)No Repricing or Reloads. Except as otherwise permitted by Section 3(c) or 3(d), reducing the exercise price of Stock Options or Stock Appreciation Rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the
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effect of reducing the exercise price), will require approval of the Company’s stockholders. The Company will not grant any Stock Options or Stock Appreciation Rights with automatic reload features.
SECTION 7STOCK OPTIONS
(a)Grant. Stock Options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of shares of Stock as to which Stock Options may be granted under the Plan to any one individual in any fiscal year may not exceed 500,000 shares (as adjusted pursuant to the provisions of Section 3(d)). Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
(b)Incentive Stock Options. At the time of grant, the Committee shall determine:
(i)Whether any part of a Stock Option granted to an eligible Employee will be an Incentive Stock Option, and
(ii)The number of shares subject to such Incentive Stock Option; provided, however, that:
(A)The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any fiscal year (under all such plans of the Company and of any Subsidiary or parent corporation of the Company) may not exceed $100,000 and
(B)No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.
The form of any Stock Option which is entirely or in part an Incentive Stock Option will clearly indicate that such Stock Option is an Incentive Stock Option or, if applicable, the number of shares subject to the Incentive Stock Option. No more than 500,000 shares (as adjusted pursuant to the provisions of Section 3(d)) that can be delivered under the Plan may be issued through Incentive Stock Options.
(c)Exercise Price. The exercise price per share with respect to each Stock Option shall be determined by the Committee at the time of grant but, except as otherwise permitted by Section 3(d), may never be less than the Fair Market Value of a share of Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Unless otherwise noted in the Award Agreement, the Fair Market Value of the Stock will be its Fair Market Value on the date of grant of the Award of Stock Options.
(d)Term of Stock Option. The term of each Stock Option shall be fixed by the Committee but in no event will any Stock Option be exercisable after the expiration of ten (10) years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years) from the date on which the Stock Option is granted.
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(e)Vesting and Exercise of Stock Option and Payment for Shares. A Stock Option may vest and be exercised at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time the Stock Option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a Stock Option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the Stock Option.
(i)To exercise a Stock Option, a grantee must give written notice to the Company specifying the number of shares to be acquired and accompanied by the payment of the full purchase price therefor by one or more of the following methods:
(A)In cash, by certified or bank check or other instrument acceptable to the Company;
(B)Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the grantee on the open market or that have been beneficially owned by the grantee for at least six (6) months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(C)By the grantee’s irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable to the Company for the purchase price, a “cashless exercise”; provided that the grantee and the broker comply with such procedures and enter into such agreements as may be prescribed by the Committee as a condition of such payment method;
(D)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price;
(E)Any other form of consideration approved by the Company and permitted by applicable law; or
(F)Any combination of the foregoing.
(ii)Payment instruments will be received subject to collection. The transfer to the grantee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon the receipt from the grantee (or a purchaser acting in the grantee’s stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws. In the event a grantee chooses to pay the purchase price by previously owned shares of Stock through the attestation method, the number of shares of Stock transferred to the grantee upon the exercise of the Stock Option shall be net of the number of shares attested to.
(iii)In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(iv)Any person exercising a Stock Option shall make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the
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Company with the provisions of the Securities Act, the Exchange Act and any other legal applicable requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on Certificates and issuing stop-transfer notices to agents and registrars.
SECTION 8STOCK APPRECIATION RIGHTS
(a)Grant. Stock Appreciation Rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of shares of Stock as to which Stock Appreciation Rights may be granted under the Plan to any one individual in any fiscal year may not exceed 500,000 shares (as adjusted pursuant to the provisions of Section 3(d)). Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 7 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Stock Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Stock Option.
(b)Exercise Price. The exercise price per share with respect to each Stock Appreciation Right shall be determined by the Committee at the time of grant but, except as otherwise permitted by Section 3(d), may never be less than the Fair Market Value of a share of Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Stock will be its Fair Market Value on the date of grant of the Award of Stock Appreciation Rights.
(c)Term of Stock Appreciation Right. In no event will any Stock Appreciation Right be exercisable after the expiration of ten (10) years from the date on which the Stock Appreciation Right is granted. Notwithstanding the foregoing, a Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.
(d)Vesting and Exercise of Stock Appreciation Right and Delivery of Shares. Each Stock Appreciation Right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the Stock Appreciation Right is granted. Subject to any limitations in the applicable Award Agreement, any Stock Appreciation Rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the Stock Appreciation Right.
(e)Stock Appreciation Rights Granted in Tandem with Stock Options. Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable. Upon exercise of a Stock Appreciation Right, the applicable portion of any related Stock Option shall be surrendered.
SECTION 9RESTRICTED STOCK
(a)Grant. The Committee may grant or offer for sale Restricted Stock in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such shares, the grantee will have the rights of a stockholder with respect to the Restricted Stock, subject to the terms and conditions of the Plan any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Conditions may be based on continuing Service (or other service relationship) and/or achievement of pre-established performance goals and objectives. Restricted Stock granted hereunder are intended to
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comply with Code Section 83 and are thereby exempt from the application of Code Section 409A.
(b)Certificates. Each grantee of an Award of Restricted Stock will be issued a Certificate in respect of such shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares.
(c)Right to Vote and Receive Dividends on Restricted Stock. Each grantee to whom Restricted Stock is granted will, during the period of restriction, be the beneficial and record owner of such Restricted Stock and will have full voting rights with respect thereto. During the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any Restricted Stock will be retained by the Company and will be paid to the relevant grantee (without interest) when the Restricted Stock vests and will revert back to the Company if for any reason the Restricted Stock upon which such dividends or other distributions were paid reverts back to the Company (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 3(d)).
SECTION 10RESTRICTED STOCK UNITS
(a)Grant. The Committee may grant Awards of Restricted Stock Units in such amounts and subject to such terms and conditions as the Committee may determine. A grantee of a Restricted Stock Unit will have only the rights of a general unsecured creditor of the Company, until delivery of shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the grantee of each Restricted Stock Unit not previously forfeited or terminated will receive one share of Stock, cash or other securities or property equal in value to a share of Stock or a combination thereof, as specified by the Committee.
SECTION 11PERFORMANCE-BASED AWARDS
(a)Performance-Based Awards. Awards may, at the discretion of the Committee, be granted subject to the achievement of performance goals (“Performance-Based Awards”).
(b)Establishment of the Performance Period, Performance Goals and Formula. A grantee’s Performance-Based Award will be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. At the same time as the performance goals are established, the Committee may prescribe a formula to determine the amount of the Performance-Based Award that may be payable based upon the level of attainment of the performance goals during the performance period.
(c)Performance Criteria. The performance goals may be based on one or more business criteria (either separately or in combination) with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or such other criteria as the Committee may determine.
(d)Adjustments. For each fiscal year of the Company, the Committee may (i) designate additional criteria on which the performance goals may be based or (ii) provide for objectively determinable adjustments, modifications or amendments to any of the performance criteria described above, as the Committee may deem appropriate (including, but not limited to, for one or more of the items of gain, loss, profit or expense): (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the acquisition or disposal of a segment of a business, (C) related to a change in accounting principles under GAAP, (D) related to discontinued operations that do not qualify as a segment of business under GAAP or
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(E) attributable to the business operations of any entity acquired by the Company during the fiscal year. If a grantee is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period is no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the grantee in an amount determined by the Committee.
(e)Determination of Performance. Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable performance goals have been met with respect to a given grantee and ascertain the amount of the applicable Performance-Based Award. The amount of the Performance-Based Award actually paid to a given grantee may be less (but not more) than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period will be paid to the grantee at such time as determined by the Committee, in its sole discretion, after the end of such performance period.
SECTION 12OTHER STOCK-BASED OR CASH-BASED AWARDS
(a)Grant. The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted shares, performance share awards or performance units settled in cash) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to the achievement of performance goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
SECTION 13REPAYMENT IF CONDITIONS NOT MET
If the Committee determines that all terms and conditions of the Plan and a grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a Stock Option and a Stock Appreciation Right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares that were delivered in respect of such exercised Stock Option or Stock Appreciation Right, as applicable, over the exercise price paid therefor, (b) with respect to Restricted Stock, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such Restricted Stock, (c) with respect to Restricted Stock Units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares delivered with respect to the applicable delivery date, and (d) with respect to Performance-Based Awards, Dividend Equivalent Rights or other stock-based or cash-based Awards, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares or cash, as the case may be, delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b), (c), and (d) of this Section 13, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.
SECTION 14CHANGE OF CONTROL
Upon the occurrence of a Change of Control:
(a)    Unless the Committee determines otherwise or as otherwise provided in the applicable Award Agreement, if a grantee’s Service is terminated by the Company or any
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successor entity thereto without Cause, or the grantee resigns the grantee’s Service for Good Reason, in either case, on or within two (2) years after a Change of Control, (i) each Award granted to such grantee will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and (ii) any shares of Stock deliverable pursuant to Awards will be delivered promptly (but no later than fifteen (15) days) following such grantee’s termination of Service. As of the Change in Control date, any outstanding Performance-Based Awards shall be deemed earned at the target level with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to Service-based vesting following the Change in Control in accordance with the original performance period.
(b)    Notwithstanding the foregoing, in the event of a Change of Control, a grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: settling such Awards for an amount of cash or securities equal to their value, where in the case of Stock Options and Stock Appreciation Rights, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; providing for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion;
modifying the terms of such awards to add events, conditions or circumstances (including termination of Service within a specified period after a Change of Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; deeming any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after closing; or providing that for a period of at least twenty (20) days prior to the Change of Control, any Stock Options or Stock Appreciation Rights that would not otherwise become exercisable prior to the Change of Control will be exercisable as to all shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change of Control and if the Change of Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Stock Options or Stock Appreciation Rights not exercised prior to the consummation of the Change of Control will terminate and be of no further force and effect as of the consummation of the Change of Control. In the event that the consideration paid in the Change of Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (A) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (B) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change of Control where all Stock Options or Stock Appreciation Rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any Stock Option or Stock Appreciation Right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 14(b) may be taken in the event of a merger or other corporate reorganization that does not constitute a Change of Control.
(c)    Prior to the exercise or payment of any Award that has become exercisable or payable as a result of a Change of Control, the Company shall determine whether Code Section 280G (governing golden parachute payments) applies to such payment. If the Company determines that Code Section 280G does apply, the Company and any affected grantee shall amend the relevant Award Agreements to reduce all aggregate payments (but not below zero) so that the sum of all aggregate payments shall be $1.00 less than the amount at which the grantee becomes subject to the excise tax imposed by Section 4999 of the Code.
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GENERAL PROVISIONS
SECTION 15AMENDMENTS AND TERMINATION
(a)Amendment of the Plan.
(i)Unless otherwise provided in the Plan or in an Award Agreement, the Board may at any time and from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 2, 11(d) and 20, no such amendment may materially adversely impair the rights of the grantee of any Award without the grantee’s consent. Subject to Sections 2, 11(d) and 20, an Award Agreement may not be amended to materially adversely impair the rights of a grantee without the grantee’s consent.
(ii)Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the Company’s stockholders.
(b)Termination of the Plan. The Board reserves the right to terminate the Plan at any time; provided, however, that, in any case, the Plan will terminate on the day before the tenth anniversary of the Effective Date, and provided, further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
SECTION 16TAX WITHHOLDING
    Grantees will be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax):
(i)the Company may deduct or withhold (or cause to be deducted or withheld) taxes from any payment or distribution to a grantee whether or not pursuant to the Plan (including Stock otherwise deliverable) at a rate not in excess of the statutory maximum rate,
(ii)the Committee will be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), or
(iii)the Company may enter into any other suitable arrangements to withhold as the Committee may determine in its discretion.
SECTION 17FORFEITURE EVENTS; CLAWBACK/RECAPTURE POLICY
(a)Forfeiture Events.
(i)Violation of Restrictive Covenants. In the event that the grantee violates the terms of any separately executed Non-Competition, Non-Solicitation and Non-Disclosure Agreement, or any agreement the grantee may enter into with the Company or its Subsidiaries
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addressing the issues of non-competition, non-solicitation and non-disclosure, any and all benefits and Awards due hereunder to said grantee shall be void and forfeited, and any benefits previously distributed to the grantee shall be subject to recoupment by the Company.
(ii)Other Events. The Committee may specify in an Award Agreement that the grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but shall not be limited to, termination of Service for Cause, termination of the grantee’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the grantee, or other conduct of the grantee that is detrimental to the business or reputation of the Company or any Subsidiary.
(b)Clawback Policy; Accounting Restatement. Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the grantee. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any grantee reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.
SECTION 18RIGHT TO OFFSET
The Company will have the right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
SECTION 19NONASSIGNABILITY; NO HEDGING; INSIDER TRADING POLICY
(a)Nonassignability of Awards.
(i)Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 19 will be null and void.
(ii)Notwithstanding Section 19(a)(i), the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a grantee to transfer any Award to any person or entity that the Committee so determines. All of the terms and conditions
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of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.
(b)No Hedging of Awards. Any Award which is hedged in any manner will immediately be forfeited.
(c)Insider Trading Policy. Awards and option exercises are subject to the Company’s insider trading policy.
SECTION 20NO CONTINUED SERVICE OR ENGAGEMENT; RIGHT OF DISCHARGE RESERVED
Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) will confer upon any grantee any right to continued Service, or other engagement, with the Company, nor will it interfere in any way with the right of the Company to terminate, or alter the terms and conditions of, such Service or other engagement at any time. Selection as a grantee will not give any participating Employee any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
SECTION 21FDIC LIMITS ON GOLDEN PARACHUTE PAYMENTS
Notwithstanding anything to the contrary, the Company will not be required to make any payment or grant any Award under the Plan or any Award Agreement that would otherwise be a prohibited golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act and its implementing regulations.
SECTION 22GOVERNING LAW; DISPUTES; CHOICE OF FORUM; WAIVER OF JURY TRIAL
(a)Governing Law. This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maine, applied without regard to conflict of laws principles, except as superseded by applicable federal law. The federal and state courts located nearest to the Company’s home office in the State of Maine shall have exclusive jurisdiction over any claim, complaint or lawsuit brought under the terms of the Plan. By accepting any Award under the Plan, each grantee, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any such legal action as the grantee shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
(b)Disputes; Choice of Forum.
(i)Unless otherwise provided in an agreement between the Company and the grantee, the Company and each grantee, as a condition to such grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of Knox, State of Maine, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any individual agreement between the Company and the grantee, any aspect of the grantee’s Service with the Company or the termination of that Service. The Company and each grantee, as a condition to such grantee’s participation in the Plan, acknowledge that the forum designated by this Section 22(b) has a reasonable relation to the Plan and to the relationship between such grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any
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action or proceeding in any other court for the purpose of enforcing the provisions of this Section 22(b).
(ii)The agreement by the Company and each grantee as to forum is independent of the law that may be applied in the action, and the Company and each grantee, as a condition to such grantee’s participation in the Plan, (A) agree to such forum even if the forum may under applicable law choose to apply non-forum law; (B) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 22(b); (C) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 22; and (D) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each grantee.
(iii)Each grantee, as a condition to such grantee’s participation in the Plan, hereby irrevocably appoints the Secretary of the Company as such grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such grantee of any such service of process.
(iv)Each grantee, as a condition to such grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 23, except that a grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim). For the avoidance of doubt, nothing in this Plan or any Award Agreement is intended to impair such grantee’s right to make disclosures under the whistleblower provisions of any applicable law or regulation or require such grantee to notify the Company or obtain its authorization prior to doing so, or prohibit such grantee from responding truthfully to a valid subpoena.
(c)WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN OR ANY AWARD, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
SECTION 23WAIVER OF CLAIMS
Each grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award the grantee has no right to any benefits under the Plan. Accordingly, in consideration of the grantee’s receipt of any Award hereunder, the grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which the grantee’s consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
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SECTION 24SEVERABILITY; ENTIRE AGREEMENT
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.
SECTION 25LIMITS ON COMPENSATION TO NON-EMPLOYEE DIRECTORS
No non-employee Director of the Company may be granted (in any calendar year) compensation with a value in excess of $750,000, inclusive of all cash compensation paid or accrued to the non-employee director during the applicable fiscal year, with the value of any equity-based awards based on the accounting grant date value of such award.
SECTION 26SECTION 409A
(a)All Awards made under the Plan that are intended to be “deferred compensation” subject to Code Section 409A will be interpreted, administered and construed to comply with Code Section 409A, and all Awards made under the Plan that are intended to be exempt from Code Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement for an Award, the Plan will govern. Without limiting the generality of this Section 26, for any Award made under the Plan that is intended to be “deferred compensation” subject to Code Section 409A:
(i)any payment due upon a grantee’s separation from Service will be paid only upon such grantee’s separation from Service from the Company within the meaning of Code Section 409A;
(ii)any payment due upon a Change of Control of the Company will be paid only if such Change of Control constitutes a “change in ownership” or “change in effective control” within the meaning of Code Section 409A, and in the event that such Change of Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Code Section 409A, such Award will vest upon the Change of Control and any payment will be delayed until the first compliant date under Code Section 409A;
(iii)any payment to be made with respect to such Award in connection with the grantee’s separation from Service from the Company within the meaning of Code Section 409A (and any other payment that would be subject to the limitations in Code Section 409A(a)(2)(B) of the Code) will be delayed until six months after the grantee’s separation from Service (or earlier death) in accordance with the requirements of Code Section 409A;
(iv)to the extent necessary to comply with Code Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of Stock in
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respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Code Section 409A);
(v)with respect to any required consent described in Section 27(h) or the applicable Award Agreement, if such consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminated notwithstanding any prior earning or vesting;
(vi)if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;
(vii)if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and
(viii)for purposes of determining whether the grantee has experienced a separation from Service from the Company within the meaning of Code Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations; provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
SECTION 27ADDITIONAL PROVISIONS
(a)No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.
(b)Delivery of Certificates. Certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have electronically mailed, hand-delivered and/or mailed such Certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any Certificates evidencing shares of Stock pursuant to the exercise of any Award unless and until the Committee has determined, with advice of counsel (to the extent the Committee deems such advice necessary or advisable), that the issuance and delivery of such Certificates is in compliance with all applicable laws,
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regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(c)Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any grantee or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
(d)Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a grantee (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the grantee’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the grantee’s employer.
(e)Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
(f)Nature of Payments.
(i)Any and all grants of Awards and deliveries of Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a grantee.
(ii)All such grants and deliveries of shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the grantee, will not entitle the grantee to the grant of any future Awards and will not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the grantee, unless the Company specifically provides otherwise.
(g)Non-Uniform Determinations.
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(i)The Committee’s determinations under the Plan and Award Agreements need not be uniform, and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (x) the persons to receive Awards, (y) the terms and provisions of Awards and (z) whether a grantee’s Service has been terminated for purposes of the Plan.
(ii)To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, in its sole discretion and without amending the Plan, (x) establish special rules applicable to Awards to grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules; and (y) cause the Company to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary will reimburse the Company for the cost of such equity incentives.
(h)Required Consents and Legends. If the Committee at any time determines that any consent or approval is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then, subject to Section 26, such Plan Action will not be taken, in whole or in part, unless and until such consent or approval will have been effected or obtained to the full satisfaction of the Committee, as determined in its discretion in accordance with applicable law, the term of this Plan and the applicable Award Agreement, and any administrative procedures or guidelines adopted by the Committee in respect of the Plan. The Committee may direct that any Certificate evidencing shares of Stock delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares. Nothing in the Plan will require the Company to list, register or qualify the shares of Stock on any securities exchange.
(i)Plan Headings. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
(j)No Liability with Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a grantee on account of an Award’s failure to (i) qualify for favorable United States or foreign tax treatment or (ii) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.
(k)No Third-Party Beneficiaries. Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 2(e) will inure to the benefit of the estate and beneficiaries and legatees of any person to whom the Committee or the Board delegates or has delegated authority under this Plan in accordance with Section 2(b).
(l)Successors and Assigns of the Company. The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by Section 14.
(m)Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award
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Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
(i)in the case of delivery by overnight service with guaranteed next-day delivery, the next day or the day designated for delivery;
(ii)in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or
(iii)in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Senior Vice President of Human Resources.
(n)Construction. In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(i)references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(ii)in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(iii)references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(iv)indications of time of day mean Eastern Standard Time (EST) time;
(v)“including” means “including, but not limited to”;
(vi)all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(vii)all words used in this Plan will be construed to be of such number as the circumstances and context require;
(viii)the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
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(ix)any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(x)all accounting terms not specifically defined herein shall be construed in accordance with U.S. Generally Accepted Accounting Principles (GAAP).
SECTION 28DATE OF ADOPTION AND APPROVAL BY STOCKHOLDERS
The Plan was adopted by the Board on [●] and was approved by [●]’s stockholders on [●] (the “Effective Date”). Unless the Plan is earlier terminated by the Board, the Plan will terminate on the day before the tenth (10th) anniversary of the Effective Date.

DATE APPROVED BY BOARD OF DIRECTORS: [●], [●]
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report to Shareholders, and Annual Report on Form 10-K are available at www.proxyvote.com.

D70359-P66092

CAMDEN NATIONAL CORPORATION
Annual Meeting of Shareholders
April 26, 2022 3:00 PM, Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Brandon Y. Boey and Jared L. Merritt, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders (the "Meeting") of Camden National Corporation (the "Company") to be held virtually at www.virtualshareholdermeeting.com/CAC2022 and, to the extent attendance is consistent with, or permitted by, applicable law and directives of public health authorities, at Camden National Corporation's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856 on April 26, 2022 at 3:00 p.m., local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company's common stock which the undersigned may be entitled to vote at said meeting upon the proposals described in the accompanying Notice of Annual Meeting and Proxy Statement, dated March 15, 2022, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, 4 AND 5 ON THE REVERSE SIDE AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR AN ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side

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CAMDEN NATIONAL CORPORATION
ATTN: INVESTOR RELATIONS
2 ELM STREET
P.O. BOX 310
CAMDEN, ME 04843

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70358-P66092

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAMDEN NATIONAL CORPORATION

The Board of Directors recommends you vote "FOR" ALL NOMINEES FOR DIRECTOR UNDER PROPOSAL 1.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Craig N. Denekas	☐	☐	☐
1b. David C. Flanagan	☐	☐	☐
1c. Marie J. McCarthy	☐	☐	☐
1d. James H. Page, Ph.D.	☐	☐	☐

The Board of Directors recommends you vote "FOR" PROPOSALS 2, 3, 4 AND 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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